12813397 SECURITIES PURCHASE AGREEMENT Dated as of October 7, 2025, By and Among Clyde Industries Holdings, Inc. Clyde Industries Holdings, L.P. and Kadant Inc. Exhibit 2.1

12813397 TABLE OF CONTENTS Page ARTICLE 1. PURCHASE AND SALE; CLOSING ................................................................. 1 1.1 Purchase and Sale ....................................................................................................1 1.2 Closing .....................................................................................................................1 1.3 Closing Deliveries ....................................................................................................1 1.4 Certain Definitions ...................................................................................................3 1.5 Estimated Purchase Price .......................................................................................13 1.6 Payments at Closing ...............................................................................................13 1.7 Determination of Closing Purchase Price ..............................................................13 1.8 Tax Treatment of Payments ...................................................................................16 1.9 Withholding ...........................................................................................................16 ARTICLE 2. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY GROUP ...................................................................................................... 16 2.1 Organization, Power and Standing ........................................................................16 2.2 Subsidiaries ............................................................................................................16 2.3 Foreign Qualifications ...........................................................................................17 2.4 Due Authorization ..................................................................................................17 2.5 No-Conflict; Required Consents and Approvals ...................................................17 2.6 Validity and Enforceability ....................................................................................17 2.7 Capitalization .........................................................................................................18 2.8 Financial Information.............................................................................................18 2.9 No Material Changes .............................................................................................20 2.10 Material Contracts ..................................................................................................22 2.11 Real Property .........................................................................................................23 2.12 Property and Assets................................................................................................24 2.13 Intellectual Property ...............................................................................................25 2.14 Accounts Receivable ..............................................................................................28 2.15 Inventories..............................................................................................................28 2.16 Warranty Claims ....................................................................................................28 2.17 Business Relationships...........................................................................................29 2.18 Regulatory and Legal Compliance .........................................................................29 2.19 Permits ...................................................................................................................29 2.20 Export Controls and Sanctions...............................................................................30 2.21 Tax Matters ............................................................................................................30 2.22 Litigation ................................................................................................................33 2.23 Employees and Compensation ...............................................................................33 2.24 ERISA; Compensation and Benefit Plans ..............................................................35 2.25 COVID-19 Aid.......................................................................................................38 2.26 Environmental Matters...........................................................................................38 2.27 Information Technology Infrastructure; Privacy and Data Security ......................39 2.28 Insurance ................................................................................................................41 2.29 Affiliate Transactions .............................................................................................41

2.30	Brokers	42
2.31	Bank Accounts	42
2.32	Disclaimer of Other Representations and Warranties	42

ARTICLE 3. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER 42

3.1	Title	42
3.2	Organization and Authority	43
3.3	No Conflict	43
3.4	Validity and Enforceability	43
3.5	Litigation	43
3.6	Disclaimer of Other Representations and Warranties	43

ARTICLE 4. REPRESENTATIONS AND WARRANTIES CONCERNING THE BUYER 44

4.1	Organization, Power and Standing	44
4.2	Authority; No-Conflict	44
4.3	Validity and Enforceability	44
4.4	Investment Representations	44
4.5	Brokers	45
4.6	Litigation	45
4.7	HSR Act	45
4.8	Financial Ability	45
4.9	Independent Investigation	45
4.10	Disclaimer of Other Representations and Warranties	46

ARTICLE 5. POST-CLOSING COVENANTS 46

5.1	Consistent Tax Reporting	46
5.2	Tax Periods Ending on or Before the Closing Date	47
5.3	Straddle Periods	47
5.4	Cooperation on Tax Matters	47
5.5	Certain Taxes	48
5.6	Specified Payments	48
5.7	R&W Policy	49
5.8	Indemnification, Exculpation and Insurance	49
5.9	Tail Policy	50

ARTICLE 6. NON-SURVIVAL; ACKNOWLEDGEMENTS 50

6.1	Non-Survival	50
6.2	Acknowledgements	51
6.3	Waiver and Release	51

ARTICLE 7. MISCELLANEOUS 53

7.1	Notices	53
7.2	No Waiver; Nonexclusive Remedies	54
7.3	Amendments and Waivers	54

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12813397

7.4	Choice of Law; Forum	54
7.5	Waiver of Jury Trial	54
7.6	Successors and Assigns	55
7.7	Entire Agreement	55
7.8	Preservation of Records	55
7.9	Schedules and Exhibits	55
7.10	Counterparts	56
7.11	Expenses	56
7.12	No Third Party Beneficiaries	56
7.13	Conflicts, Privilege and Seller Communications	56
7.14	Publicity	58
7.15	Further Assurances	58
7.16	Non-Recourse	58
7.17	Specific Performance	58
7.18	Construction of Agreement	59

ARTICLE 8. DEFINITIONS 60

Exhibit 1.3(a)	Contracts to be Terminated at Closing
Exhibit 1.4(a)	R&W Policy
Exhibit 1.4(b)	Restricted Cash
Exhibit 1.5	Estimated Purchase Price Certificate

Schedule 1.1(a)	Specified Amount
Schedule 1.1(b)	Permitted Liens
Schedule 1.3(a)(xiv)	Restrictive Covenant Agreements
Schedule 1.4	Accounting Principles
Schedule 5.6(a)(i)	Specified Tax Refund
Schedule 5.6(a)(ii)	Specified Matters
Schedule 5.8(a)	Excluded Persons

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12813397

12813397 SECURITIES PURCHASE AGREEMENT This Securities Purchase Agreement (this “Agreement”) is entered into as of October 7, 2025, by and among (i) Clyde Industries Holdings, Inc., a Delaware corporation (the “Company”); (ii) Clyde Industries Holdings, L.P., a Delaware limited partnership (the “Seller”); and (iii) Kadant Inc., a Delaware corporation (the “Buyer”). The Company, the Seller and the Buyer are each referred to in this Agreement as a “Party” and are collectively referred to as the “Parties.” Introduction WHEREAS, the Seller owns all of the outstanding equity securities of the Company (the “Purchased Securities”); WHEREAS, the purchase and sale of the Purchased Securities and the other transactions contemplated hereby and by the other Transaction Documents are sometimes collectively referred to herein as the “Transactions”; WHEREAS, the Buyer desires to purchase, and the Seller desires to sell, all of the Purchased Securities on the terms set forth herein; and WHEREAS, an index of defined terms used herein is set forth in Article 8. NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE 1. PURCHASE AND SALE; CLOSING 1.1 Purchase and Sale. In reliance upon the representations and warranties contained herein, and subject to the terms and conditions hereof, at the Closing, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the Purchased Securities. At the Closing, the Seller will deliver certificates (or affidavits of lost certificates) representing the Purchased Securities to the Buyer duly endorsed for transfer and free and clear of all liens, claims, encumbrances, security interests, rights of first refusal and other restrictions of any kind (“Liens”), other than restrictions on transfers under applicable securities laws. 1.2 Closing. The closing of the Transactions (the “Closing”) will take place remotely, via electronic exchange of funds and documents on the date hereof (the “Closing Date”). The Parties agree to give legal effect to the Closing as of the Effective Time, other than for Tax purposes and for purposes of the defined terms “Transaction Expenses” and “Indebtedness”. 1.3 Closing Deliveries. (a) At or prior to the Closing, the Seller shall deliver or cause to be delivered to the Buyer: (i) the Estimated Purchase Price Certificate;

- 2 – 12813397 (ii) all stock certificates (or affidavits of lost stock) evidencing the Purchased Securities, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer; (iii) executed resignations effective as at the Closing of each director and officer of the Company Group specified by the Buyer in writing; (iv) an IRS Form W-9 in a form reasonably acceptable to the Buyer and properly executed by the Seller; (v) evidence of termination of those agreements with Affiliates listed on Schedule 2.29 (to the extent marked with an asterisk), and each such agreement shall be of no further force and effect; (vi) the executed waivers and any written consent executed by the applicable stockholders approving (or disapproving) payments that would otherwise be subject to Section 280G of the Code and the Treasury Regulations thereunder; (vii) a payoff letter, in form and substance satisfactory to the Buyer, from each holder of Closing Indebtedness, indicating the amount required to discharge in full such Closing Indebtedness at the Closing and, if such Closing Indebtedness is secured, an undertaking by such holder to discharge at the Closing any Liens securing such Closing Indebtedness; (viii) the executed terminations of those Contracts set forth on Exhibit 1.3(a); (ix) a final bill and wire transfer instructions from each payee of any portion of the Transaction Expenses; (x) the Escrow Agreement, duly executed by the Seller; (xi) evidence that the D&O Tail Policy has been bound by the Company; (xii) copies of each of the following for the Company certified to its satisfaction by an officer of the Company: (A) the Company’s certificate of incorporation, as amended, certified by the Secretary of State of Delaware as of a recent date; (B) a certificate of the Secretary of State of Delaware as of a recent date as to the legal existence and good standing of the Company; (C) the Company’s by-laws, as amended; and (D) the resolutions authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions by the Company; (xiii) copies of each of the following for each Subsidiary certified to its satisfaction by an officer of such Subsidiary: (x) each Subsidiary’s Organizational Documents (in the case of a Subsidiary organized in the United States, certified by the appropriate Governmental Entity as of a recent date), (y) with respect to each Subsidiary organized in the United States, a certificate as to each Subsidiary’s legal existence and good standing, certified by the appropriate

- 3 – 12813397 Governmental Entity as of a recent date and (z) each Subsidiary’s by-laws, operating agreement or equivalent governing document, as amended; (xiv) restrictive covenant agreements, in form and substance satisfactory to the Buyer, duly executed by the Persons listed on Schedule 1.3(a)(xiv) (the “Restrictive Covenant Agreements”); and (xv) written resolutions of the board of directors of the Company necessary to terminate the Company’s 401(k) Plan. (b) At or prior to the Closing, the Buyer shall deliver or cause to be delivered to the Seller: (i) the payments required by Section 1.6 in accordance with the terms thereof; (ii) the Escrow Agreement, duly executed by the Buyer and the Escrow Agent; (iii) evidence satisfactory to the Seller that the R&W Policy is in full force and effect in accordance with the terms of this Agreement, subject to the occurrence of the Closing; and (iv) the resolutions authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the Transactions by the Buyer. 1.4 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below: “Accounting Principles” means the methods, policies, practices, procedures, and classifications set forth on Schedule 1.4. “Accrued Income Taxes” means an amount (not less than zero in respect of any jurisdiction) equal to all unpaid Income Tax Liabilities of the Company and its Subsidiaries for any Pre-Closing Taxable Period. For the avoidance of doubt, Tax refunds and overpayments, if any, shall be considered solely as set forth in Section 5.6. Such unpaid Income Tax Liabilities shall be calculated (i) in accordance with the past practices (including reporting positions and accounting methods) of the Company and members of the Company Group in preparing Income Tax Returns, unless otherwise required by applicable Legal Requirement or this Agreement (including Section 5.1), (ii) as of the end of the Closing Date after giving effect to the transactions contemplated by this Agreement, (iii) taking into account any Transaction Tax Deductions in the Pre-Closing Taxable Period to the extent deductible at a “more likely than not” (or higher) level of comfort in the Pre-Closing Taxable Period, (iv) taking into account (A) any applicable prepayments or estimated Tax payments, to the extent such payments may be applied to unpaid Income Tax Liabilities for a Pre-Closing Taxable Period, but not in excess of that amount, and (B) available net operating losses and credit carryforwards to the extent such items both actually reduce

- 4 – 12813397 the unpaid Income Tax Liabilities for a Pre-Closing Taxable Period and are deductible or creditable at a “more likely than not” (or higher) level of comfort, (v) excluding any deferred Tax Liabilities (including any liabilities resulting from book-tax differences), any deferred Tax assets, and any reserves established or required to be established under GAAP or the Accounting Principles in respect of any speculative or contingent liabilities for Income Taxes or with respect to uncertain Income Tax positions, (vi) in accordance with Section 5.3 in the case of any Straddle Period, and (vii) by assuming that (A) any positive adjustment pursuant to Section 481 of the Code or any similar provision of state, local or non-U.S. Tax Legal Requirements resulting from a change in accounting method for any Pre-Closing Taxable Period are includible in income in the Pre-Closing Taxable Period without any spread, and (B) any inclusions under Section 951(a) or 951A of the Code are determined as if the taxable year of the Company and each of its Subsidiaries ended on the Closing Date. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, the calculation of Taxes for any Pre-Closing Taxable Period or the pre-Closing portion of any Straddle Period shall be made as of the end of the day of the relevant taxable period. “Action” means any arbitration, judicial or administrative action, suit, litigation mediation, claim, complaint, dispute, action, demand, audit, investigation, inquiry, inspection, examination, proceeding (public or private) or governmental proceeding. “Affiliate” of a specified Person means, any other Person that, directly or indirectly, is controlled by, controls, or is under common control with such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) means and shall include, (i) the ownership of 20% or more of the voting securities or other voting interests of any Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract, as an officer or a director, or otherwise; provided that in no event shall any member of the Company Group be considered an Affiliate of any “portfolio company” (as such term is customarily understood among institutional private equity investors) of any investment fund affiliated with or managed by Wynnchurch Capital, L.P., nor shall any portfolio company of any investment fund affiliated with or managed by Wynnchurch Capital, L.P. be considered an Affiliate of any member of the Company Group. In the case of a natural person, “Affiliate” shall also include any direct relative of such person and any trust or other entity of which any such relative is a party or a current or contingent beneficiary. “Base Purchase Price” means One Hundred Seventy-Five Million Dollars ($175,000,000.00). “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, Pub. L. No. 116-136, and any administrative or other guidance published with respect thereto by any Governmental Entity, including but not limited to, certain provisions of the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act, Pub. L. 116-260. “Cash” means, as of any particular date of determination and without duplication of any such amounts actually included in the determination of Closing Working Capital, the amount of cash and cash equivalents whether in any Company Group bank accounts or otherwise in the possession or control of a Company Group member, including (i) all cash, commercial paper,

- 5 – 12813397 certificates of deposit or other bank deposits, treasury bills and short-term government bonds, and short term investments (with a maturity of less than three months) of the Company Group, (ii) all checks deposited or wire transfers received or held in its accounts that have not yet cleared and (iii) all credit card or ACH payments to the Company Group that are in transit or have not yet cleared, in each case, whether in any Company Group member’s bank accounts or otherwise in the Company’s possession or under its control; net of (x) any outstanding checks issued by the Company Group and (y) Restricted Cash. “Closing Cash” means all Cash of the Company Group as of the Effective Time, provided, however, that Closing Cash shall be reduced by the amount of Cash that is used on the Closing Date and prior to the Closing to pay a distribution by the Company to Seller or its Affiliates, to pay any Indebtedness or to pay any Transaction Expenses. “Closing Indebtedness” means all Indebtedness of the Company Group as of immediately prior to the Closing. “Closing Purchase Price” means the sum of the Base Purchase Price plus (i) the amount, if any, by which the Closing Working Capital exceeds the Working Capital Target, minus (ii) the amount, if any, by which the Closing Working Capital is less than the Working Capital Target, plus (iii) the amount of Closing Cash, minus (iv) the amount of Closing Indebtedness, if any, and minus (v) the amount of the Transaction Expenses as of the Closing. The Closing Purchase Price shall be finally determined in accordance with Section 1.7. “Closing Working Capital” means, on a consolidated basis as the Effective Time, without duplication and in accordance with the Accounting Principles measured without giving effect to the Transactions (i) the current asset line items included on Exhibit 1.5, minus (ii) the current liability line items included on Exhibit 1.5, provided, however, that the calculation of Closing Working Capital shall exclude Closing Cash, Closing Indebtedness, Transaction Expenses, Income Tax assets and Income Tax Liabilities, deferred Tax assets, deferred Tax liabilities, and any assets and Liabilities under operating leases that would be capitalized under lease accounting standard FASB ASC 842 in accordance with GAAP. “Company Group” means the Company and each of its direct and indirect Subsidiaries. “Comprehensively Sanctioned Country” means Cuba, Iran, North Korea, Syria or the Crimea, Donetsk and Luhansk regions of Ukraine. “Contract” shall mean all binding contracts, agreements, bonds, notes, indentures, instruments, mortgages, debt instruments, licenses, sublicenses, franchises, leases and subleases, sales orders, purchase orders, arrangements, commitments, obligations, all other understandings or undertakings of a binding nature and any other legally enforceable promise, whether written or oral, and all amendments, restatements, supplements or other modifications thereto or waivers thereunder to which a Person is a party. “COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification or resurgence, or any evolution,

- 6 – 12813397 variant or mutation, thereof and/or any related or associated epidemics, pandemics, disease outbreaks or public health emergencies. “COVID-19 Aid” means any benefit (monetary or otherwise), loan, payment, funding, credit, relief or deferral from any Governmental Entity that was made available in response to COVID-19 (including pursuant to the CARES Act or any similar state or federal Laws), including any PPP loans and any employee retention credit. “Disclosure Schedule” means the disclosure schedule delivered by the Seller to the Buyer contemporaneously with this Agreement, which shall qualify the representations and warranties set forth in Article 2 and Article 3. “D&O Tail Policy” shall mean the non-cancellable, customary “tail” insurance policy to be obtained by the Company for the Company Group’s existing officers’ and directors’ liability insurance that covers actions, omissions and events occurring prior to the Closing. “Effective Time” means 12:01 a.m. Eastern Time on the Closing Date. “Environmental Law” shall mean any Legal Requirement or binding agreement and the common law, in each case concerning (A) the presence, release or threatened release of Hazardous Substances or materials containing Hazardous Substances; (B) the management, manufacture, labeling, handling, use, treatment, storage, generation, recycling, reuse, transportation, or disposal of or exposure to Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment (including ambient air, soil, soil vapor, surface water or groundwater, or subsurface strata), protection of human health or safety, or protection of natural resources. “Environmental Permits” means all Permits required to be maintained by the Company under any Environmental Law. “Estimated Purchase Price” means the sum of the Base Purchase Price plus (i) the amount, if any, by which the Estimated Closing Working Capital exceeds the Working Capital Target, minus (ii) the amount, if any, by which the Estimated Closing Working Capital is less than the Working Capital Target, plus (iii) the amount of Estimated Cash, minus (iv) the amount of Estimated Closing Indebtedness, if any, and minus (v) the amount of the Estimated Transaction Expenses. “Ex-Im Laws” means all U.S. and applicable non-U.S. Legal Requirements relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Legal Requirements administered by U.S. Customs and Border Protection, and the European Union’s Dual Use Regulations. “Final Cash” shall mean the Closing Cash (i) as shown in the Estimated Purchase Price Certificate delivered pursuant to Section 1.5 if the Buyer fails to timely deliver the Closing Purchase Price Certificate and the Seller elects not to provide its own Closing Purchase Price Certificate pursuant to Section 1.7(a), (ii) as shown in the Closing Purchase Price Certificate

- 7 – 12813397 delivered pursuant to Section 1.7(a) if no Disputed Items Notice with respect thereto is duly delivered pursuant to Section 1.7(b), or (iii) if such Disputed Items Notice is delivered, (A) as agreed by the Seller and the Buyer pursuant to Section 1.7(b) or (B) in the absence of such agreement, as finally determined by the Independent Accountant pursuant to Section 1.7(c). “Final Closing Indebtedness” shall mean the Closing Indebtedness (i) as shown in the Estimated Purchase Price Certificate delivered pursuant to Section 1.5 if the Buyer fails to timely deliver the Closing Purchase Price Certificate and the Seller elects not to provide its own Closing Purchase Price Certificate pursuant to Section 1.7(a), (ii) as shown in the Closing Purchase Price Certificate delivered pursuant to Section 1.7(a) if no Disputed Items Notice with respect thereto is duly delivered pursuant to Section 1.7(b), or (iii) if such Disputed Items Notice is delivered, (A) as agreed by the Seller and the Buyer pursuant to Section 1.7(b) or (B) in the absence of such agreement, as finally determined by the Independent Accountant pursuant to Section 1.7(c). “Final Closing Working Capital” shall mean the Closing Working Capital (i) as shown in the Estimated Purchase Price Certificate delivered pursuant to Section 1.5 if the Buyer fails to timely deliver the Closing Purchase Price Certificate and the Seller elects not to provide its own Closing Purchase Price Certificate pursuant to Section 1.7(a), (ii) as shown in the Closing Purchase Price Certificate delivered pursuant to Section 1.7(a) if no Disputed Items Notice with respect thereto is duly delivered pursuant to Section 1.7(b), or (iii) if such Disputed Items Notice is delivered, (A) as agreed by the Seller and the Buyer pursuant to Section 1.7(b) or (B) in the absence of such agreement, as finally determined by the Independent Accountant pursuant to Section 1.7(c). “Final Transaction Expenses” shall mean the amount of any unpaid Transaction Expenses (i) as shown in the Estimated Purchase Price Certificate delivered pursuant to Section 1.5 if the Buyer fails to timely deliver the Closing Purchase Price Certificate and the Seller elects not to provide its own Closing Purchase Price Certificate pursuant to Section 1.7(a), (ii) as shown in the Closing Purchase Price Certificate delivered pursuant Section 1.7(a) if no Disputed Items Notice with respect thereto is duly delivered pursuant to Section 1.7(b), or (iii) if such Disputed Items Notice is delivered, (A) as agreed by the Seller and the Buyer pursuant to Section 1.7(b) or (B) in the absence of such agreement, as finally determined by the Independent Accountant pursuant to Section 1.7(c). “Foreign Competition Laws” shall mean foreign (including supranational) statutes, ordinances, rules, regulations, orders, decrees, administrative and judicial directives, and other foreign (including supranational) laws, that are designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade or creating or strengthening a dominant position. “Fraud” means actual and intentional common law fraud under the Legal Requirements of the State of Delaware solely with respect to the making of the representations and warranties set forth in Article 2, Article 3 or Article 4; provided that such actual and intentional common law fraud relating to Article 2, Article 3 or Article 4 shall be deemed to exist only if the representations and warranties set forth in Article 2, Article 3 or Article 4 of this Agreement

- 8 – 12813397 (which, for the avoidance of doubt, are qualified by any related item in the Schedules in accordance with Section 7.9) were actually false and known to be false when made. Notwithstanding anything to the contrary herein contained, in no event shall “Fraud” (x) include (a) constructive fraud or other similar fraud claims, including those based on constructive knowledge, negligence, misrepresentation or similar theories; (b) equitable fraud, promissory fraud, unfair dealings fraud, fraud by omission or similar theories, or any other similar fraud-based claim or similar theory; (c) reckless or negligent misrepresentations or omissions; or (d) any tort (excluding actual and intentional common law fraud as expressly defined in this definition) or (y) committed by a Party be attributed to any other Person. “GAAP” means generally accepted accounting principles in the United States, in effect from time to time, consistently applied. “Government Official” means any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization. “Governmental Entity” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational. “Hazardous Substances” means any pollutants, contaminants, hazardous substances, hazardous material or hazardous waste regulated pursuant to Environmental Laws including without limitation: (A) those substances defined in or regulated as hazardous materials under the Hazardous Materials Transportation Act, hazardous wastes under the Resource Conservation and Recovery Act, hazardous substances under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), pollutants under the Clean Water Act, contaminants under the Safe Drinking Water Act, nuclear materials under the Atomic Energy Act, pesticides under the Federal Insecticide, Fungicide, and Rodenticide Act, toxic substances under the Toxic Substances Control Act, and air pollutants under the Clean Air Act, and their state counterparts, as each may be amended from time to time, and all regulations thereunder; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; and (D) polychlorinated biphenyls, asbestos, asbestos- containing materials and radon. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Income Tax” means any Tax that is based on, or computed with respect to, overall income or earnings. “Income Tax Return” means any Tax Return relating to Income Taxes. “Indebtedness” means, on a consolidated basis and without duplication, all principal, interest, fees, premiums, expenses and other obligations and amounts in respect of

- 9 – 12813397 indebtedness of a Person and its Subsidiaries, in respect of: (i) all indebtedness for borrowed money from third party lenders; (ii) all obligations evidenced by mortgages, notes, bonds, debentures, debt securities, or similar interests; (iii) all obligations with respect to letters of credit, bank guarantees, bankers’ acceptances, or surety of performance bonds, in each case, only to the extent claimed against or drawn prior to the Closing; (iv) all lease obligations that have been historically recorded as capital or finance leases by the Person and its Subsidiaries or that are required to be recorded as capital or finance leases determined in accordance with GAAP, provided that operating leases that would be capitalized under lease accounting standard ASC 842 shall not be treated as Indebtedness; (v) all obligations of Persons (other than the Company Group) secured by a Lien on any asset of the Person or any of its Subsidiaries or guaranteed by the Person or any of its Subsidiaries; (vi) in each instance calculated at the maximum payment obligation, all obligations to pay the deferred or unpaid purchase price for assets or services (including, without limitation, earn-out payments or obligations (but for clarity, excluding any earn-out obligations solely of the Seller), and post-closing true-up obligations), other than trade payables incurred in the ordinary course of business consistent with past practice; (vii) all off-balance sheet financings; (viii) to the extent not included in the calculation of Closing Working Capital, all obligations for deferred compensation relating to accrued but unpaid employee bonuses, severance or similar arrangements (including the employer’s portion of all withholding, payroll and similar Taxes and all Benefit Plan payments in connection therewith); (ix) in the case of the Company Group, all Accrued Income Taxes; (x) all declared and unpaid dividends or distributions; (xi) any amounts required for such Person and its Subsidiaries to settle all obligations under any interest rate, currency or commodity derivative, hedging or swap agreement or transaction; (xii) as set forth on Schedule 1.1(a); and (xiii) all prepayments and redemption premiums or penalties (if any) and unpaid fees or expenses required to be paid in order to discharge fully all such amounts as of the date of determination. For clarity, (a) amounts owed by the Company or its Subsidiaries to any other Subsidiaries or the Company shall not be treated as Indebtedness, (b) Indebtedness shall be calculated without duplication of any such amounts actually included in the determination of Closing Working Capital or Transaction Expenses, as appropriate; and (c) Indebtedness shall not include such liabilities or obligations incurred at the direction of the Buyer or its Affiliates or otherwise relating to any financing, debt or other similar obligation of the Buyer or any of its Affiliates, if any. “IRS” means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury. “Knowledge of the Company” or any similar phrase shall mean (i) the actual knowledge of Brent Beachy, Slawek Horodyski, Danny Tandra and Shane Wamsley and (ii) the knowledge each such individual would acquire after reasonable inquiry of the relevant management-level employee of the Company Group that would reasonably be expected to have knowledge of the subject matter being represented. “Liabilities” means any liabilities or obligations of any kind or nature, whether absolute, accrued, contingent or otherwise. “Loss” means any loss, damage, liability, cost, interest, penalty Taxes, costs, and expenses.

- 10 – 12813397 “Material Adverse Effect” means any event, change, effect, occurrence, state of facts or development that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on the Company Group taken as a whole; provided, that none of the following that occurs after the date of this Agreement shall be considered, or shall be taken into consideration in determining whether a Material Adverse Effect has occurred or will occur: (i) changes that are the result of economic or political factors affecting the national, regional or world economy or acts of war or terrorism; (ii) changes that are the result of factors generally affecting the industries in which the Company Group operates; (iii) any change in any Legal Requirement or GAAP; (iv) any earthquakes, hurricanes, floods, fires or other natural disasters, epidemics, pandemics, disease outbreaks or public health emergencies, acts of God or force majeure events, or any escalation or worsening of any of the foregoing; except, in the case of each of (i) to (iv), to the extent such event, change, effect, occurrence, state of facts or development has a disproportionate effect on the Company Group, taken as a whole, as compared to other Persons engaged in the industries in which the Company Group operates. “Organizational Documents” means with respect to an entity, the certificate of incorporation, articles of incorporation, certificate of formation, bylaws, partnership agreement, limited liability company agreement, formation agreement, and other similar organizational documents of such entity (in each case, as in effect from time to time). “Permitted Liens” means (i) the Liens designated as such on Schedule 1.1(b), (ii) statutory Liens for Taxes or assessments not yet delinquent, or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) landlords’, mechanics’, materialmen’s, carriers’, workers’, repairers’ and other similar Liens arising or incurred in the ordinary course of business relating to obligations not yet due and payable or which are being contested if reserves with respect thereto are maintained on the Company Group’s books in accordance with GAAP, (iv) zoning, entitlement, conservation restriction and other land use or regulations by Governmental Entities that do not materially interfere with the present use of the assets of the Company Group as currently conducted, (v) any imperfections of title, easements, rights (including rights of landlords), third party leasehold interests, encroachments, covenants, conditions and restrictions and other similar matters affecting Real Property that do not materially interfere with the present use of the assets of the Company Group as currently conducted; (vi) purchase money Liens and Liens securing rental payments under capital lease arrangements to the extent such lease arrangements are included in the calculation of Indebtedness, and (vii) solely with respect to equity securities, Liens or restrictions on transferability arising under the Securities Act or any other federal or state securities laws. “Person” means any natural person or corporation, limited liability company, partnership, trust, unincorporated association, Governmental Entity or other entity or body. “PPP” means the Paycheck Protection Program established under Section 1102 of the CARES Act, as implemented and amended from time to time by the U.S. Small Business Administration.

- 11 – 12813397 “Pre-Closing Taxable Period” means (i) any taxable period ending prior to or as of the end of the day on the Closing Date and (ii) the portion of any Straddle Period ending as of the end of the day on the Closing Date. “Purchase Price Adjustment Escrow Amount” means Three Million Dollars ($3,000,000.00), which will be deposited at the Closing with the Escrow Agent pursuant to the Escrow Agreement. “Purchase Price Adjustment Escrow Fund” means the Purchase Price Adjustment Escrow Amount initially deposited with the Escrow Agent hereunder plus the amounts, if any, subsequently deposited with the Escrow Agent, plus the earnings thereon, less amounts disbursed therefrom, in accordance with this Agreement and the Escrow Agreement. “Restricted Cash” means the amount of cash and cash equivalents as of the Effective Time as will be calculated with the methodology included in the “Cost to Repatriate Cash” column utilizing cell L24 of Exhibit 1.4(b). “R&W Insurer” means the named insurers pursuant to the R&W Policy. “R&W Policy” means the Representations & Warranties Insurance Policy issued to the Buyer in connection with the Transactions, pursuant to the binder agreement attached hereto as Exhibit 1.4(a)). “Release” has the meaning set forth in Section 101(22) of CERCLA. “Representative” of any Party means such Party’s Affiliates and its and their respective officers, directors, employees, consultants, partners, members, managers, management companies, direct and indirect equityholders, agents, legal advisors, accountants, investment bankers, financing sources, Affiliates, and other representatives. “Sanctioned Country” means any country or region or government thereof that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Control Laws. “Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Sanctions Laws or the Ex-Im Laws, including: (i) any Person listed on any U.S. or applicable non-U.S. sanctions- or export-related restricted party list, including the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of the Treasury, Office of Foreign Assets Controls (“OFAC”), the Bureau of Industry and Security Entity List, the Denied Persons List, the Military End User List, and the Unverified List; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons found on the Specially Designated Nationals and Blocked Persons List; or (iii) any Person located, organized, or resident in a Sanctioned Country. “Sanctions Laws” means all U.S. and applicable non-U.S. Legal Requirements relating to economic or trade sanctions, including the Legal Requirements administered or enforced by the United States (including by OFAC or the U.S. Department of State), the European

- 12 – 12813397 Union Restrictive Measures or economic sanctions imposed by its member states, the United Kingdom, or the United Nations. “Straddle Period” means any taxable period that includes but does not end on the Closing Date. “Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding share capital, voting power, voting securities or other voting equity interest are owned or controlled, or that is otherwise controlled, in each case, directly or indirectly, by such Person. Unless the context clearly requires otherwise, any reference herein to a Subsidiary shall mean a direct or indirect Subsidiary of the Company. “Third Party” means any Person or “group” (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of Persons, other than the Buyer or any of its Affiliates. “Transaction Expenses” means the unpaid portion as of the Closing of (i) aggregate fees, commissions, costs, expenses and obligations incurred or owed by the Company Group in connection with or arising from the Transactions and the sale process leading up to the Transactions including, without limitation, all amounts in respect of legal, accounting, investment banking, brokerage and other similar fees, costs, expenses and obligations; (ii) the aggregate amount payable by the Company Group (including the employer’s portion of withholding payroll and similar Taxes and all Benefit Plan payments in connection therewith) in respect of all transaction, sale and change of control bonuses, retention bonuses and similar payments incurred and/or payable in connection with or arising from the Transaction (other than any payments or benefits (A) payable following the Closing as a result of the Buyer or its Affiliates offering (for clarity, excluding actions of the Company Group not taken at the direction of the Buyer), or the Buyer or its Affiliates causing (for clarity, excluding actions of the Company Group not taken at the direction of the Buyer) any of the members of the Company Group to offer, any such payment or benefit to any officer, director or employee of the Company Group or (B) potentially payable on or following the Closing pursuant to an agreement specified on Schedule 2.24(a) that would be triggered only by a termination of employment or engagement by the Company Group of any officer, director or employee of any Company Group member on or following the Closing); (iii) the premium to obtain the D&O Tail Policy; (iv) fifty percent (50.0%) of the premium paid to obtain the R&W Policy; and (v) one hundred percent (100.0%) of any Transfer Taxes. “Transaction Tax Deductions” means any Tax deductions or expenses properly deductible by any member of the Company Group and arising from (1) payments of Company Transaction Expenses, (2) the acceleration of deferred financing fees and premium deductions paid by the Company Group at or prior to the Closing, (3) any amounts taken into account in the final determination of Closing Indebtedness, and (4) without duplication, the payment prior to the Closing of amounts that would have been Transaction Expenses had such been paid at Closing; provided that the parties shall make any available elections under Revenue Procedure 2011-29, 2011-1 CB 746, if applicable, to deduct 70% of any success based fees in the Pre-Closing Taxable Period. “Working Capital Target” means $28,137,000.

- 13 – 12813397 1.5 Estimated Purchase Price. (a) The aggregate purchase price consideration (the “Purchase Price”) to be paid for the Purchased Securities is the Closing Purchase Price. (b) Attached hereto as Exhibit 1.5 is a written statement (the “Estimated Purchase Price Certificate”) setting forth (i) the Seller’s good faith estimate of (A) Closing Working Capital (the “Estimated Closing Working Capital”), including an itemization of the components thereof; (B) Closing Cash (the “Estimated Cash”), (C) Closing Indebtedness (the “Estimated Closing Indebtedness”), and (D) Transaction Expenses (the “Estimated Transaction Expenses”); and (ii) the Estimated Purchase Price based thereon. 1.6 Payments at Closing. At the Closing, the Buyer will make or cause to be made the following payments by wire transfer of immediately available funds as follows: (a) first, to the respective holders of the Closing Indebtedness, the amounts specified in the pay-off letters delivered pursuant to Section 1.3(a)(vii), in accordance with the wire instructions set forth in the pay-off letters; (b) second, to the respective payees of the Transaction Expenses due at the Closing on behalf of the Company Group, the amounts set forth in the final bills delivered pursuant to Section 1.3(a)(viii), in accordance with the wire instructions provided by the Seller; provided that, if so directed by the Company, any such amounts which constitute compensation payments shall instead be delivered to the Company, and the Company shall pay the applicable amounts to such individuals (subject to applicable withholding and deductions) through the Company’s or any of its Subsidiaries’ ordinary payroll system immediately following the Closing; (c) third, to U.S. Bank, National Association, as escrow agent (the “Escrow Agent”), an amount equal to the Purchase Price Adjustment Escrow Amount, to be held by the Escrow Agent in accordance with the terms of that certain escrow agreement (the “Escrow Agreement”) to be entered into as of the Closing by and among the Escrow Agent, the Seller and the Buyer; and (d) fourth, to the Seller (or as directed by the Seller), in accordance with the wire instructions provided by the Seller, the Estimated Purchase Price less the Purchase Price Adjustment Escrow Amount. 1.7 Determination of Closing Purchase Price. (a) Initial Determination. Within 90 days after the Closing Date, the Buyer will deliver or cause to be delivered to the Seller a certificate (the “Closing Purchase Price Certificate”), executed by the Company, setting forth a statement of the Closing Working Capital, including an itemization of the components thereof, Closing Cash, Closing Indebtedness, and Transaction Expenses, and a calculation of the Closing Purchase Price based thereon. The Closing Purchase Price Certificate shall be prepared by the Buyer from the books and records of the Company in accordance with the terms of this Agreement. If the Buyer fails to timely deliver the Closing Purchase Price Certificate pursuant to this Section 1.7(a), then the Seller shall, within 120

- 14 – 12813397 days after the Closing Date, either (i) provide its own Closing Purchase Price Certificate setting forth an itemized statement of the Closing Working Capital, Closing Cash, Closing Indebtedness, and Transaction Expenses, and a calculation of the Closing Purchase Price based thereon, in which case the Buyer shall be provided an opportunity to review and provide a Disputed Items Notice in connection with the determination of the final amounts, and the dispute procedures described below in this Section 1.7 shall apply, mutatis mutandis or (ii) notify the Buyer in writing that it elects not to provide its own Closing Purchase Price Certificate, in which case, the amounts set forth in the Estimated Purchase Price Certificate shall be deemed to be final and binding upon the Parties. (b) Disputed Items. The Seller will have the opportunity to review the Closing Purchase Price Certificate for thirty (30) days after the Closing Purchase Price Certificate is delivered to the Seller (the “Review Period”). During the Review Period, the Buyer and the Seller will reasonably cooperate to assist the Seller’s review, and will provide to the Seller and its representatives reasonable access to all relevant advisors and accounting, management or financial personnel and reasonably obtainable Company information, including accountants’ working papers, to enable the Seller to review the Closing Purchase Price Certificate. During the period beginning on the Closing Date and ending on the date on which the Closing Purchase Price Certificate becomes final and binding on the Parties in accordance with the terms of this Section 1.7, the Buyer shall not take (and the Buyer shall not permit any member of the Company Group to take) any action with respect to any Company Group contracts, books, records (including accounting or financial records), work papers, policies or procedures of the Buyer or the Company Group that would reasonably be expected to obstruct, prevent or interfere with the review or evaluation by the Seller of the Closing Purchase Price Certificate or the resolution of any dispute relating thereto. If the Seller delivers written notice to the Buyer prior to the end of the Review Period stating that the Seller objects to any items on the Closing Purchase Price Certificate (each, a “Disputed Item”), specifying the basis for such objection in reasonable detail and setting forth the Seller’s proposed modifications to the Closing Purchase Price Certificate (the “Disputed Items Notice”), then the Seller and the Company will attempt to resolve and finally determine and agree upon the Closing Purchase Price as promptly as practicable. If the Seller does not deliver the Disputed Items Notice to the Buyer by the end of the Review Period, then the calculation of the Closing Purchase Price specified in the Closing Purchase Price Certificate will be final and binding upon the Parties. (c) Arbitration of Disputes. If the Seller and the Buyer fail to resolve the Disputed Items within thirty (30) days after delivery of the Disputed Items Notice, the Seller and the Buyer will engage a mutually acceptable partner at a nationally recognized independent accounting firm (the “Independent Accountant”) to resolve, in accordance with this Agreement, the Disputed Items specified in the Disputed Items Notice that remain in dispute. The Independent Accountant shall address only the Disputed Items set forth in the Disputed Items Notice that remain in dispute. The Buyer and the Seller shall cooperate with the Independent Accountant and promptly provide all documents and information reasonably requested by the Independent Accountant. The Independent Accountant will (i) resolve the disputed items specified in the Disputed Items Notice and (ii) determine the Final Closing Working Capital, the Final Cash, the Final Closing Indebtedness, and the Final Transaction Expenses as modified only by the resolution of such items, provided that the Independent Accountant’s determination with respect to any

- 15 – 12813397 Disputed Item must fall within the range of values proposed in the Disputed Items Notice, on the one hand, and the Closing Purchase Price Certificate, on the other hand with respect to such specific item. The Independent Accountant will be instructed by the Parties to make its determination within 60 days after being engaged and such determination will be final and binding upon the Parties, absent Fraud or manifest error. Neither the Buyer nor the Seller shall seek further recourse to courts or other tribunals, other than to enforce the Independent Accountant decision or other than in the case of Fraud or manifest error; provided, that judgment may be entered to enforce the Independent Accountant decision in any court of competent jurisdiction. The fees, costs and expenses of the Independent Accountant shall initially be borne fifty percent (50%) by the Buyer and fifty percent (50%) by the Seller; provided, that such fees and expenses shall ultimately be allocated to and borne by the Buyer, on the one hand, and the Seller, on the other hand, based on the inverse of the percentage that the Independent Accountant’s determination (before such allocation) bears to the total amount of the Disputed Items as originally submitted to the Independent Accountant. For example, should the amount of the Disputed Items submitted total $1,000 and the Independent Accountant awards $600 in favor of the Seller’s position, 60% of the costs of the Independent Accountant’s review would be borne by the Buyer and 40% of the costs would be borne by the Seller. The fees, costs and expenses of the accountants, attorneys and other Representatives of each Party incurred in connection with the matters described in this Section 1.7 shall be borne solely by such Party. (d) Payment. At such time as the Closing Purchase Price is finally determined (based on the Final Closing Working Capital, the Final Cash, the Final Closing Indebtedness, and the Final Transaction Expenses), either (i) if the Closing Purchase Price is greater than or equal to the Estimated Purchase Price, the Buyer will remit to the Seller within five (5) business days of finally determining the Closing Purchase Price, an amount equal to such excess, and the Buyer and the Seller shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to release the entirety of the Purchase Price Adjustment Escrow Fund to the Seller, or (ii) if the Estimated Purchase Price is greater than the Closing Purchase Price, then subject to Section 1.7(e), the Buyer and the Seller shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to release (A) to the Buyer an amount equal to the lesser of (x) such excess and (y) the balance of the Purchase Price Adjustment Escrow Fund, and (B) to the Seller, following the release of any amounts under clause (A), the remainder of the Purchase Price Adjustment Escrow Fund, if any. To the extent the Purchase Price Adjustment Escrow Fund is not sufficient to satisfy the entirety of the amount by which the Estimated Purchase Price is greater than the Closing Purchase Price, Seller shall be obligated to pay to Buyer such remaining unsatisfied amount, concurrent with delivery of such joint written instructions, provided that in no event shall such payment obligation of Seller exceed two million dollars ($2,000,000.00). (e) Any amounts required to be paid under Section 1.7 by the Buyer shall be paid in cash by wire transfer of immediately available funds to one or more accounts designated in writing by the Seller. Other than as set forth in Section 1.7(d), the Seller shall not be obligated to make any payment pursuant to this Section 1.7. The Buyer acknowledges that, other than in the case of Fraud and other than as set forth in Section 1.7(d), (I) its right to payments from the Purchase Price Adjustment Escrow Fund shall be the Buyer’s sole and exclusive source of recovery for any amounts owing to the Buyer pursuant to this Section 1.7 and (II) the process set forth in this Section 1.7 shall be the exclusive remedy of the Parties for any disputes related to

- 16 – 12813397 items required to be reflected on the Closing Certificate or included in the calculation of Closing Purchase Price. (f) The post-Closing Purchase Price adjustment as set forth in this Section 1.7 is not intended to permit the introduction of different accounting methods, policies, practices, procedures, conventions, categorizations, definitions, principles, judgments, assumptions, techniques or estimation methods with respect to financial statements, their classification or presentation or otherwise (including with respect to the nature of accounts, level of reserves or level of accruals) from those used in the Accounting Principles. 1.8 Tax Treatment of Payments. Any payments made with respect to adjustments to the Purchase Price pursuant to Section 1.7 shall be deemed to be, and the Seller and the Buyer agree to treat such payments as, an adjustment to the Purchase Price for Tax purposes, except as otherwise required by applicable Legal Requirements. 1.9 Withholding. The Buyer and each member of the Company Group shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be withheld under any Legal Requirement with respect to such payment; provided that, except with respect to compensatory amounts payable under this Agreement, (i) the Buyer shall use commercially reasonable efforts to provide advance notice to the Seller of such withholding and the basis therefor prior to withholding such amounts, (ii) the Buyer shall use commercially reasonable efforts to cooperate with the Seller to minimize any such withheld amount, and (iii) the Buyer shall consider in good faith any withholding certificates or related forms timely provided to the Buyer by the Seller. Notwithstanding anything to the contrary in this Agreement, withheld amounts that are paid to the applicable Governmental Authority in the name of the Person in respect of which such deductions and withholdings were made shall be treated for all purposes of this Agreement as having been paid to such Person. ARTICLE 2. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY GROUP Subject to the disclosures set forth in the Disclosure Schedule, the Company hereby represents and warrants to the Buyer that each of the statements contained in this Article 2 is true and correct as of the date hereof. For purposes of this Article 2 other than Sections 2.1, 2.2, 2.3, 2.4, 2.6, 2.7 and 2.21(h), each reference to “the Company” shall be deemed to refer to each member of the Company Group (as applicable), unless the context in which such term is used requires otherwise. 2.1 Organization, Power and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its properties and to carry on its business (either directly or through its Subsidiaries) as currently conducted (the “Business”). The Company is not in violation of the terms of its Organizational Documents. Schedule 2.1 sets forth a complete and accurate list of the officers, directors and managers (as applicable) of the Company. 2.2 Subsidiaries. Except as set forth on Schedule 2.2, (i) the Company has no direct or indirect Subsidiaries and (ii) neither the Company nor any of its Subsidiaries, directly or

- 17 – 12813397 indirectly, owns or has the obligation (contingent or otherwise) to acquire any equity interest in any other corporation, partnership, limited liability company, joint venture, trust or other business organization. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is organized, as set forth on Schedule 2.2, and has full corporate, limited liability company or similar power and authority to own, lease and operate its properties and to carry on its respective portion of the Business, except where the failure to be in good standing is not, individually or in the aggregate, material to the applicable Subsidiary. No Subsidiary of the Company is in violation of the terms of its Organizational Documents. Schedule 2.2 sets forth a complete and accurate list of the officers, directors and managers (as applicable) of each of the Company’s Subsidiaries. 2.3 Foreign Qualifications. The Company and each of its Subsidiaries are duly qualified and authorized to do business and are in good standing in all of the jurisdictions where the nature of their respective properties, rights or assets and the conduct of their respective businesses as now conducted require such qualification, except where the failure to be so qualified is not, individually or in the aggregate, material to the Company Group taken as a whole. 2.4 Due Authorization. The Company has full corporate power and authority and has taken all required corporate action on its part necessary to permit it to execute and deliver and to carry out the terms of this Agreement and the other agreements, instruments and documents contemplated by this Agreement to which the Company is a party (such other agreements, instruments and documents, together with the Agreement, are sometimes referred to herein as the “Transaction Documents”). 2.5 No-Conflict; Required Consents and Approvals. Except (a) as specified on Schedule 2.5, and (b) where the failure to obtain such consent , approval, or authorization, or make such notice or filing, would not be material to any of the Company, the Company Group taken as a whole or the Business, no consent, order, authorization, approval, notice, declaration or filing, including, without limitation, any consent, approval or authorization of or notice or filing with any Governmental Entity or party to any Material Contract, is required on the part of the Company for or in connection with its execution, delivery or performance of this Agreement or any of the Transaction Documents (the “Required Consents”). Subject to obtaining the Required Consents specified on Schedule 2.5, the execution, delivery and performance of this Agreement and the Transaction Documents will not result in any breach or violation of, be in conflict with, require any action (including any authorization, consent, approval, exemption, filing or waiver under) constitute a default under, result in the creation of any Lien upon any asset of the Company under, or cause the acceleration of any obligation or loss of any rights under or cause acceleration of the rights of any third party under any (i) Legal Requirement, (ii) Material Contract, or (iii) Organizational Document, in each case, to which the Company is a party or by which the Company is bound, except in the case of (i) and (ii) as would not be material to the Company Group taken as a whole. 2.6 Validity and Enforceability. This Agreement has been duly executed and delivered by the Company, and assuming the due execution and delivery of this Agreement by the Buyer, constitutes valid and binding obligations of the Company enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and

- 18 – 12813397 other laws of general application affecting enforcement of creditors’ rights generally, and by laws related to the availability of specific performance, injunctive relief or other equitable remedies (the “Remedies Exception”). Each other Transaction Document shall be, when executed and delivered by the Company, and assuming the due execution and delivery of such Transaction Document by the parties thereto other than the Company, the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the Remedies Exception. 2.7 Capitalization. (a) All of the Company’s authorized and outstanding equity is held as of record by the Seller as set forth on Schedule 2.7(a)(i) hereto, free and clear of all Liens other than pursuant to applicable securities laws and other than Liens set forth on Schedule 2.7(a)(ii) that will be discharged in connection with the Closing. The Purchased Securities constitute all of the Company’s outstanding equity securities and the offer, issuance and sale of the Purchased Securities were made in each case, in all material respects, in compliance with all applicable federal and state securities laws and all applicable preemptive and similar rights. There are no outstanding options, warrants, convertible or exchangeable securities or other securities or rights that could, directly or indirectly, obligate the Company to issue any equity securities. (b) Each Subsidiary’s authorized and outstanding equity securities, including the class, series and number of such equity securities, are as set forth on Schedule 2.7(b) hereto. Each Subsidiary’s outstanding securities are owned beneficially and as of record by the Persons and in the amounts set forth on Schedule 2.7(b) and are duly authorized, validly issued, fully paid and nonassessable. The offer, issuance and sale of such securities were made in compliance with all applicable federal and state securities laws (or foreign equivalents, as applicable) and all applicable preemptive and similar rights. There are no outstanding options, warrants, convertible or exchangeable securities or other securities or rights that could, directly or indirectly, obligate any Subsidiary to issue any equity securities. (c) There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company Group. (d) Other than Organizational Documents of the Company Group, there are no agreements, written or oral, to which any member of the Company Group is a party, relating to any securities of the Company Group including, without limitation, the acquisition, disposition, repurchase, voting or registration thereof. (e) The Company Group is not subject to any obligation to redeem, purchase or otherwise acquire or retire any of its respective equity securities. The Company Group, has not agreed to make, nor is obligated to make, any future capital investment in or capital contribution to any other Person. No Person has any right of first offer, right of first refusal, preemptive right or other similar right in connection with the issuance or sale of the outstanding equity securities of any Subsidiary, the Purchased Securities, or with respect to any future offer, sale or issuance of securities by the Company Group. 2.8 Financial Information.

- 19 – 12813397 (a) The Company has delivered to the Buyer the audited consolidated balance sheets of the Seller as of February 28, 2025, February 29, 2024 and February 28, 2023 (the February 28, 2025 balance sheet is sometimes referred to herein as the “Balance Sheet” and the date thereof is sometimes referred to as the “Balance Sheet Date”), and the audited consolidated statements of operations, comprehensive loss, changes in members’ equity and cash flows of the Company for the fiscal years then ended. The Company has also furnished to the Buyer the unaudited consolidated balance sheet of the Company (the “Latest Balance Sheet”) as of June 30, 2025 (the “Latest Balance Sheet Date”) and the statements of operations, comprehensive loss, changes in members’ equity and cash flows of the Company for the four (4) month period then ended. (b) As used in this Agreement, “Financial Statements” means the financial statements referenced in clause (a) above. The Financial Statements and the notes thereto, if any, (i) are complete and accurate in all material respects and fairly present, in all material respects, the financial condition of the Company at the respective dates thereof and the results of operations for the periods then ended, and (ii) except as set forth on Schedule 2.8(b), were prepared in accordance with the books and records of the Company in conformity with GAAP consistently applied during the periods covered thereby, except, in the case of unaudited Financial Statements, for the omission of footnotes and customary year-end adjustments which adjustments are not material either individually or in the aggregate. (c) The Company maintains accurate books and records in compliance in all material respects with applicable accounting requirements reflecting its material assets, Liabilities, business, financial condition and results of operations. The Company maintains a system of internal accounting controls designed to ensure that (i) transactions of the Company are executed in accordance with management’s general or specific authorizations; (ii) transactions of the Company are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Principles and to maintain asset accountability; (iii) access to assets of the Company is permitted only in accordance with management’s general or specific authorization; and (iv) all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the financial statements of the Company, except, in the case of clauses (i) through (iv), for any deficiencies that would not reasonably be expected to be material to the Company taken as a whole. The Company is in material compliance with its system of internal accounting controls. The Company has no Knowledge of any fraud relating to its Financial Statements or operations, or any allegations thereof. (d) The Company does not have any liability for Indebtedness of the types set forth in prongs (i), (ii), (iii), (iv), (v), (vi), (vii) and (xi) of the definition of Indebtedness other than as set forth on Schedule 2.8(d)(i), and accurate and complete copies of all instruments and documents, if any, evidencing, creating, securing or otherwise relating to such Indebtedness have been made available to Buyer. Schedule 2.8(d)(ii) contains a complete and accurate list of all Contracts with outstanding obligations pursuant to which the Company has guaranteed any Indebtedness, lease or other liability of any other Person other than a member of the Company (“Company Guarantees”), and accurate and complete copies of all Company Guarantees have been made available to the Buyer. Schedule 2.8(d)(iii) contains a complete and accurate list of all Contracts with outstanding obligations pursuant to which any present or former owners,

- 20 – 12813397 stockholders, directors, managers, members, officers or employees of the Company have guaranteed any Indebtedness, leases or other Liabilities of the Company (“Other Guarantees”), and accurate and complete copies of all Other Guarantees have been made available to the Buyer. (e) Except for (i) those Liabilities reflected in the Financial Statements, including the notes thereto, and other similar amounts incurred in the ordinary course of business since the Balance Sheet Date (none of which is a Liability resulting from breach of contract, breach of warranty, tort, infringement or misappropriation or violation of any Legal Requirement), (ii) obligations of future performance under any Contracts, (iii) those Liabilities incurred in connection with or as a result of this Agreement or the Transactions, and (iv) those Liabilities taken into account (or which will be taken into account) in calculating Final Cash, Final Closing Working Capital, Final Closing Indebtedness and Final Transaction Expenses, the Company does not have any material Liabilities. 2.9 No Material Changes. Since the Balance Sheet Date, except for the Transactions contemplated by this Agreement or as shown on Schedule 2.9: (a) the Company has operated only in the ordinary course of business in all material respects, (b) there has been no event or condition which individually, or together with any other events or conditions, has had or would reasonably be expected to have a Material Adverse Effect and (c) the Company has not: (i) entered into any new material line of business; (ii) had any Lien (except for Permitted Liens) placed upon any of the Company’s assets, other than in the ordinary course of business; (iii) disposed, acquired or licensed any material assets or properties, other than in the ordinary course of business or for the purpose of disposing of obsolete or worthless assets; (iv) acquired or made any investment in any corporation, partnership, other business organization or division thereof; (v) (A) adopted a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation or other reorganization or (B) made any change to its Organizational Documents; (vi) made any change in the compensation paid or payable to any officer, director, employee or consultant whose base salary or consultant fees are in excess of $150,000 annually, other than in the ordinary course of business, or paid any special or extraordinary bonus to any officer, director, manager or employee in excess of $50,000; (vii) (A) issued, sold, repurchased or transferred any of its securities (or warrants, options or other rights to acquire any of its securities) or any bonds or debt securities, or (B) made or effected any dividend, distribution, redemption, repurchase or similar transaction involving its securities;

- 21 – 12813397 (viii) made any change in its accounting policies, practices or procedures, except as required by GAAP; (ix) committed to any capital expenditures in excess of $150,000, other than in the ordinary course of business, or delayed any material capital expenditures; (x) changed its customer pricing, rebates or discounts, other than in the ordinary course of business; (xi) canceled or waived any material rights, or settled any material claim; (xii) suffered any damage, destruction or casualty, condemnation or other loss (whether or not covered by insurance) with respect to any of the assets or properties owned or used by the Company that, individually or in the aggregate, exceeds $50,000; (xiii) assigned, transferred, licensed, abandoned, cancelled or otherwise waived or terminated any rights with or in any Company Intellectual Property, except for granting of non-exclusive licenses granted to customers in the ordinary course of business; (xiv) conducted any reduction-in-force of employees or otherwise implemented any layoffs that could implicate the WARN Act; (xv) amended any Tax Return, made or changed any election in respect of Taxes, entered into any closing agreement, settled any claim or assessment in respect of Taxes, consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, changed its method of Tax accounting, prepared any Tax Returns in a manner which is materially inconsistent with the past practices of the Company, incurred any material liability for Taxes other than in the ordinary course of business consistent with past practice or filed any Tax Return in a jurisdiction where the Company did not file a Tax Return of the same type in the immediately preceding tax period; (xvi) managed its working capital other than in the ordinary course of business consistent in all material respects with past practices by (A) deferring, delaying or postponing the payment of accounts payable or other obligations or Liabilities in any material respect other than in the ordinary course of business with past practices, or (B) accelerating the collection of accounts receivable in any material respect other than in the ordinary course of business consistent with past practices); (xvii) cancelled any insurance policies or reduced the amount or scope of any insurance coverage provided by such insurance policies with respect to the assets, operations and activities of the Company; (xviii) commenced any Action; (xix) entered into a Contract with an Affiliate (other than on arm’s length terms); or

- 22 – 12813397 (xx) agreed or committed to do any of the foregoing. 2.10 Material Contracts. Schedule 2.10 sets forth a complete and accurate list (organized by subsection) of all of the following executory Contracts to which the Company is a party: (a) Contracts with respect to which the Company has any Liability involving more than $500,000 (“Material Contract Amount”), contingent or otherwise; (b) Contracts with any Material Customers or Material Vendors; (c) Contracts under which the amount payable by the Company is dependent on the revenue, income or other similar measure of the Company or any other Person, other than employee incentive plans or bonus programs set forth on Schedule 2.24(a) or that are not required to be listed on Schedule 2.24(a); (d) Contracts relating to any Indebtedness of the type set forth in prongs (i), (ii), (iii), (iv), (v), (vi), (vii) and (xi) of the definition of “Indebtedness”; (e) Contracts of the Company (other than the Organizational Documents) with any officer, director, manager, stockholder, member or Affiliate of the Company or any of their respective relatives or Affiliates, which Contracts remain in effect; (f) Contracts that contain any exclusivity, price restriction, non-competition, most-favored nation, non-solicitation or no-hire obligations on the Company; (g) (i) employment agreements for employees with an annual base salary in excess of $200,000, (ii) agreements providing for severance (other than statutory payments or severance required under Legal Requirements), (iii) consulting agreements providing for annual pay in excess of $200,000, or (iv) collective bargaining Contracts, in each case, other than those terminable at will without Liability (other than statutory payments or severance required by Legal Requirements) to the Company; (h) any franchise, partnership, joint venture or other similar arrangement (including any Contract relating to a profit-sharing arrangement); (i) Contracts with respect to mergers or acquisitions, dispositions, purchases or sales of securities or material assets, or investments by the Company; (j) Contracts with Governmental Entities; (k) reseller, strategic alliance, co-marketing, co-promotion, co-packaging, joint development or similar Contracts; (l) material powers of attorney;

- 23 – 12813397 (m) settlement or similar Contracts pursuant to which the Company has agreed to settle any actual or threatened dispute and under which the Company has any continuing obligations after the date hereof (other than customary confidentiality obligations); (n) Contracts under which the Company has an obligation with respect to an “earn out,” contingent purchase price, or similar deferred or contingent payment obligation payable by or to the Company; (o) Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take-or-pay” provisions; (p) Contracts which contain any fixed or indexed pricing or provisions regarding minimum volumes or minimum or fixed purchase requirements, volume discounts or rebates; and (q) Contracts where the primary purpose is the assumption of any Tax, environmental or other Liability of any Person other than another member of the Company Group. All the foregoing (whether written or unwritten) which are required to be listed on Schedule 2.10 (whether or not actually listed), including all amendments or modifications thereto, all Real Estate Leases and all IP Licenses are sometimes collectively referred to as “Material Contracts.” The Company has furnished to the Buyer true and correct copies of all Material Contracts (or descriptions thereof, in the case of oral Contracts). Each Material Contract (or description) sets forth the entire agreement and understanding between the Company and the other parties thereto with respect to the subject matter thereof. Each Material Contract is valid, binding and in full force and effect and, subject to the Remedies Exception, enforceable in accordance with its terms. There is no event or condition that occurred or exists that constitutes or that, with or without notice, the happening of any event and/or the passage of time, would be reasonably likely to constitute a material default or material breach under any Material Contract by the Company or, to the Knowledge of the Company, any other party thereto, or would be reasonably likely to cause the acceleration of any material obligation or loss of any material rights of any party thereto or give rise to any right of termination or cancellation thereof, and, to the Knowledge of the Company, no allegation of any such event or condition has been made to the Company. Since January 1, 2023, the Company has not received any written, or to the Knowledge of the Company, oral notice or request on behalf of any other party to a Material Contract (i) to terminate or cancel such Material Contract, or (ii) alleging or disputing any material breach or default under such Material Contract or exercising any material right thereunder. 2.11 Real Property. (a) Schedule 2.11(a) sets forth each interest in real property (including all land, buildings, easements, rights of way and other real property rights) owned by the Company (the “Owned Property”). The Company has good and marketable title to the Owned Property, free and clear of all Liens, except for Permitted Liens, and enjoys peaceful and quiet possession of the Owned Property. The Owned Property is legally subdivided and consists of separate tax lots so that each is assessed separate and apart from any other real property. There are no Actions pending or, to the Knowledge of the Company, threatened against or affecting any of the Owned Property

- 24 – 12813397 before any Governmental Entity. Each parcel of the Owned Property is an independent unit which does not now rely on any facilities (other than the facilities of public utility and water companies) located on any other property (i) to fulfill any Legal Requirement or (ii) for structural support or the furnishing to the buildings or other improvements on the Owned Property of any building systems. There are no material Taxes, levies, fees or similar costs or charges currently due and owing or, to the Knowledge of the Company, which must be paid in the future with respect to existing water or sewer hook-ups or other similar services relating to the Owned Property. None of the Owned Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any applicable Legal Requirement. (b) Schedule 2.11(b) sets forth each interest in real property (including all land, buildings, easements, rights of way and other real property rights) leased by the Company, the lessee of such leased property, the lessor of such leased property, the address of such leased property and each lease or any other arrangement under which such property is leased (the “Leased Property” and together with the Owned Property, the “Real Property”). The Company enjoys peaceful and quiet possession of its leased premises. The Company has not been informed in writing that any lessor under any of the leases set forth on Schedule 2.11(b) (the “Real Estate Leases”) has asserted any default or taken action in respect of any Real Estate Lease or threatened to terminate any Real Estate Lease before the expiration date specified in such lease. Except as set forth in Schedule 2.11(b), the Company has not entered into any sublease or other agreement permitting the occupancy by a third-party of any portion of any Leased Property demised under the Real Estate Leases. (c) The Real Property includes all real property necessary for the conduct of the Business and is adequate to conduct the Business. The Owned Property, and to the Knowledge of the Company, the Leased Property is in compliance in all material respects with all applicable Legal Requirements. The current use of the Owned Property by the Company and to the Knowledge of the Company, the current use of the Leased Property by the Company, does not breach (either with or without giving effect to any applicable notice and cure periods) or violate any instrument of record, any Lien or other recorded or unrecorded agreement affecting the Real Property, nor shall the consummation of the Transactions result in any such breach or violation. (d) None of the buildings, plants or structures on any Owned Property and to the Knowledge of the Company, the Leased Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are, individually and in the aggregate, immaterial. All utility systems serving the Real Property are adequate for the Business. Each Real Property has adequate access for ingress from and egress to a public way. There is no pending or, to the Knowledge of the Company, threatened condemnation, eminent domain or similar Action with respect to any Owned Property. (e) The Company has made available to the Buyer true and complete copies of the following to the extent in the Company’s possession: (i) the most recent title insurance policies and surveys (if any) for the Owned Property and (ii) all reports (if any) of any engineers or environmental consultants relating to any of the Real Property. 2.12 Property and Assets.

- 25 – 12813397 (a) The Company has good title to or a valid leasehold or license interest in all material tangible personal property used by it in the Business, free and clear of all Liens (other than Permitted Liens). All material tangible assets of the Company are in good operating condition and repair, normal wear and tear excepted and except for such assets as have been taken out of service on a temporary basis for repairs or replacement in the ordinary course of business. The assets and properties of the Company include all material assets and properties necessary for or currently used in the conduct of the Business, and are adequate to conduct the Business in the ordinary course of business in all material respects. No assets used or useful in the Business are owned by or in the possession of the Seller or any Affiliate thereof, other than the Company. (b) The Company’s existing manufacturing facility in Mogi Guacu, Brazil has, in all material respects, similar capabilities to manufacture comparable products to those currently manufactured at the Company’s existing manufacturing facility in Atlanta, Georgia; provided that such manufacturing may require additional engineering or procurement support. These capabilities generally include receiving, quality inspection, inventory storage, parts distribution, welding, grinding, straightening, stress relieving, fabrication, assembly, Armorglide powder coating and hardening, final inspection, and shipping. 2.13 Intellectual Property. (a) As used in this Agreement, the following terms have the meanings indicated: (i) “Intellectual Property” means all intellectual property rights of every kind anywhere in the world, including all: (A) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in- part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other similar indicia of invention ownership (including certificates of invention, petty patents, and patent utility models); (B) trademarks, service marks, trade dress, trade names and logos (in each case, whether registered or unregistered and including the goodwill associated therewith) and registrations and applications for registration thereof; (C) copyrights (whether registered or unregistered) and registrations and applications for registration thereof; (D) rights in data, databases or other compilations of fact; (E) industrial designs and any registrations and applications therefor, and all other rights corresponding thereto; (F) trade secrets and other confidential or proprietary information (including without limitation, ideas, formulae, compositions, inventions and invention disclosures (whether patentable or unpatentable and whether or not reduced to practice), software (whether in source code or object code), files, firmware, know-how, manufacturing and production processes and techniques, marketing and other business systems, research and development information, drawings, specifications, designs, plans, proposals, financial and marketing plans and customer and supplier lists and information); (G) Internet domain names and social media accounts and identifiers (i.e., “handles”) and registrations therefor; (H) mask works (whether registered or unregistered) and registrations and applications for registration thereof; (I) right to claim authorship to or to object to any distortion, mutilation, or other modification or other derogatory action in relation to a work, whether or not such would be prejudicial to the author’s reputation, moral rights recognized by applicable law, and any similar right; and (J) goodwill associated with any of the foregoing.

- 26 – 12813397 (ii) “Company Intellectual Property” means all Intellectual Property owned, purported to be owned, by the Company. (iii) “Registered Company Intellectual Property” means any Company Intellectual Property which is registered with a Governmental Entity, or which registration with such Governmental Entity has been applied for. (iv) “Company Products” means all of the products marketed, licensed, sold or offered for sale by the Company and all components, prior versions and releases thereof, and any services performed by or on behalf of the Company, in each case whether or not currently offered, distributed or performed. (b) Schedule 2.13(b) hereto contains a complete and accurate list of all Company Intellectual Property and is included in clauses (A), (B), (C), (E), (G) and (H) of the definition of Intellectual Property, enumerating with respect to each item of Registered Company Intellectual Property, the applicable filing or registration number, title, jurisdiction in which such filing was made or from which registration issued, date of filing and issuance and names of all current applicant(s) and registered owner(s), as applicable. A member of the Company Group is the sole and exclusive legal and beneficial, and with respect to the Registered Company Intellectual Property, record, owner of all right, title and interest in and to the Company Intellectual Property free and clear of any Liens, other than Permitted Liens, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Business. Each item of Registered Company Intellectual Property is valid, subsisting, and complies in all material respects with all Legal Requirements. All necessary registration, maintenance and renewal fees in connection with such Registered Company Intellectual Property have been paid to the extent applicable, and all necessary documents and certificates in connection with such Registered Company Intellectual Property have been filed with the relevant authorities for the purposes of registering and maintaining such Registered Company Intellectual Property on behalf of the Company. All assignments of Registered Company Intellectual Property to the Company have been properly executed and recorded in compliance with all Legal Requirements to perfect ownership of such Registered Company Intellectual Property in the Company. There is no known, threatened or reasonably foreseeable loss or expiration of any Registered Company Intellectual Property and the Transactions do not and will not result in the loss, termination or expiration of any license or of any Intellectual Property rights of the Company. Except as otherwise provided in Schedule 2.13(b), there are no actions that must be taken by the Company within 90 days of the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Company Intellectual Property. (c) Schedule 2.13(c) contains a complete and accurate list of (i) all material licenses and other rights (including, without limitation, co-existence rights and covenants not to sue) granted by the Company to any Person with respect to any Company Intellectual Property and (ii) all licenses and other rights (including, without limitation, co-existence rights and covenants not to sue) granted by any Person to the Company with respect to any Intellectual Property (excluding, for scheduling purposes only, commercial off-the-shelf software licensed to the

- 27 – 12813397 Company in the ordinary course of business) (collectively for clauses (i) and (ii), the “IP Licenses”). The Company complies in all material respects with all of its obligations pursuant to the IP Licenses. (d) The Company owns exclusively, free and clear of any Liens, or is a party to valid and binding, express licenses to, all material Intellectual Property necessary for or currently used in the conduct of its Business and for the manufacture, production, distribution, marketing, performance, sale or support of all Company Products. The Company has not violated, misappropriated or infringed, and is not violating, misappropriating or infringing any Intellectual Property of any other Person, and, to the Knowledge of the Company, there are no violations, misappropriations or infringements by any Person of any Company Intellectual Property. The Company has not received any written notice or communication (including any “invitation to license”) from any Person claiming any violation, misappropriation or infringement by the Company of another Person’s Intellectual Property rights or alerting the Company about another Person’s Intellectual Property as it may relate to the Company’s business (and to the Knowledge of the Company there is no basis for any such notice, communication or claim). (e) The Company has taken reasonable precautions to protect the confidentiality of all confidential information included in the Company Intellectual Property or provided by any other Person to the Company. Without limiting the foregoing, all Company employees, consultants and contractors who have access to confidential information of the Company or Persons with whom the Company conducts business have executed confidentiality agreements with the Company. All employees, consultants and contractors of the Company who have contributed to the development of Company Intellectual Property have assigned all rights in any Company Intellectual Property to the Company and all current and former employees and all consultants and contractors of the Company, have executed such agreement in the form provided to the Buyer. To the Knowledge of the Company, no employee of the Company is obligated under any agreement or commitment, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such employee’s duties to the Company, or that would conflict with the conduct of the Business. Except as set forth in Schedule 2.13(e), no third party has claimed or, to the Knowledge of the Company, has reason to claim that any person employed by or affiliated with the Company has (i) violated or may be violating any of the terms or conditions of such person’s employment, non-competition, non-disclosure, non-use, confidentiality or similar agreement with such third party; or (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or confidential or proprietary information or documentation that is or was confidential or proprietary of such third party. No person employed by the Company has used or proposes to use any trade secret or any information or documentation proprietary to any other Person in connection with the Business or any Company Products. (f) The Company has used all Generative AI Tools (as defined below) in material compliance with the applicable license terms, consents, agreements and Legal Requirements. The Company has not included and does not include any Personal Information, trade secrets or confidential or proprietary information of the Company or of any third Person under an obligation of confidentiality by the Company in any prompts or inputs into any Generative AI Tools. The Company has not used Generative AI Tools to develop any material Company Intellectual Property that the Company intends to maintain as proprietary in a manner

- 28 – 12813397 that it believes would materially affect the Company’s ownership or rights therein. For purposes hereof, “Generative AI Tools” means any type of technology or tool capable of automatically producing various types of new output (such as source code, text, images, audio, and synthetic data) based on user-supplied data. 2.14 Accounts Receivable. All of the accounts receivable (net of reserves noted in the Financial Statements and reserves recorded in the ordinary course of business following the Latest Balance Sheet Date) and other receivables of the Company (the “Accounts Receivable”) (a) are valid claims, (b) arose out of bona fide arm’s length transactions in the ordinary course of business and (c) are not subject to any setoffs or counterclaims. Except as set forth on Schedule 2.14, no such Accounts Receivable have been assigned or pledged to any Person. 2.15 Inventories. All inventory of the Company reflected on the Latest Balance Sheet, (a) consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value on the Latest Balance Sheet or for which adequate reserves have been established on the Latest Balance Sheet, and (b) conforms in all material respects to the specifications established therefor, and has been manufactured in accordance with all applicable Legal Requirements in all material respects. All such inventory is owned by the Company free and clear of all Liens (other than Permitted Liens), and no inventory is held on a consignment basis. 2.16 Warranty Claims. (a) Except as set forth in Schedule 2.16(a), no service or product provided, manufactured, sold, leased, licensed or delivered by the Company since January 1, 2023 is subject to any guaranty, warranty, right of return, right of credit, service level agreement obligation or other indemnity other than (i) the Company’s standard terms and conditions, and (ii) manufacturers’ warranties for which the Company has no liability. (b) The reserve for warranty claims in the Latest Balance Sheet and any reserves for warranty claims created by the Company in the ordinary course of business subsequent to the date of the Latest Balance Sheet were calculated in accordance with GAAP applied on a basis consistent with the application thereof in the Financial Statements. (c) Except as set forth on Schedule 2.16(c), the Company has no material liability to any customer in connection with any service provided or product manufactured, sold, leased or delivered by the Company, other than those arising in the ordinary course of business and as stipulated in the Company’s standard terms and conditions. (d) No product liability claims are pending or have been received in the prior three (3) years by the Company and, to the Knowledge of the Company, no such claims have been made against any other Person with respect to any products or services of the Company or threatened against the Company relating to any products or services of the Company. There is no judgment, order or decree outstanding against the Company relating to product liability claims and there has been no recall or to the Knowledge of the Company, investigation of the Company by any other Person of any products of the Company.

- 29 – 12813397 (e) Each product or service of the Company meets, and at all times in the prior three (3) years has met, in all material respects, all standards for quality and workmanship prescribed by Legal Requirements and contractual agreements. 2.17 Business Relationships. (a) Schedule 2.17(a) sets forth a (a) true, complete and accurate list of the Company’s top 20 customers measured by consolidated net revenue during the twelve calendar months ended as of February 28, 2025 and February 29, 2024, (collectively, “Material Customers”) and the amount of revenue generated in such period by each such customer and (b) true, complete and accurate list of the Company’s top 10 third party suppliers, vendors and services providers, measured by expense incurred in the twelve calendar months ended as of February 28, 2025 (collectively, “Material Vendors”). (b) The Company has no Knowledge that (x) any Material Customer will not continue purchasing, contracting for, arranging or requesting, without significant reductions, products and services from the Company, (y) any Material Vendor will not continue selling the products and provide the services to the Company currently sold and provided by them in all material respects and (z) any Material Customer or Material Vendor will otherwise alter in any material respect the business relationship between the Company and the Material Customer or Material Vendor. Since December 31, 2023, no Material Customer or Material Vendor (i) has terminated or elected not to renew or, to the Knowledge of the Company threatened or intends to terminate or not renew, its relationship with the Company, (ii) has materially decreased or limited materially or, to the Knowledge of the Company threatened or intends to materially decrease or limit materially, the services, products, supplies or materials supplied to or purchased from the Company, or (iii) has materially changed or, to the Knowledge of the Company threatened to change materially, its business relationship or contractual terms (including but not limited to pricing or rates) with the Company. 2.18 Regulatory and Legal Compliance. Except as set forth on Schedule 2.18, the Company is and has been at all times in the past three (3) years in compliance in all material respects with all applicable Legal Requirements, and the Company has not received any written notice from any Governmental Entity or any other Person of any alleged violation or noncompliance with respect to any material Legal Requirements. “Legal Requirements” means, all foreign, federal, state and local statutes, laws, ordinances, judgments, decrees, orders, rules, regulations, binding policies and binding guidelines. 2.19 Permits. Schedule 2.19 sets forth all material Permits held by the Company. The Company is and has been at all times in compliance in all material respects with such Permits, all of which are in full force and effect and will be in full force and effect immediately after giving effect to the Transactions. There are no other Permits which are material to the Company or the Business which the Company is required to obtain for the conduct of the Business as currently conducted. To the Knowledge of the Company, there is no event or condition that occurred or exists that constitutes or that, with or without notice, the happening of any event and/or the passage of time, could result in the suspension, revocation or invalidation of any of the Permits set forth or required to be set forth on Schedule 2.19 or any basis therefor, and, to the Knowledge of the

- 30 – 12813397 Company, no allegation of any such event or condition has been made to the Company. As used in this Agreement, “Permits” means all licenses, permits, accreditations, authorizations, franchises, certifications, clearances, approvals and consents of Governmental Entities. 2.20 Export Controls and Sanctions. (a) Neither the Company nor any officers, directors, or employees, nor any agent or other third-party representative acting on its behalf, is currently, or has been in the last five (5) years been: (i) a Sanctioned Person; (ii) organized, resident, or located in a Comprehensively Sanctioned Country; (iii) engaging in any dealings or transactions with, or for the benefit of, any Sanctioned Person or in any Comprehensively Sanctioned Country; (iv) engaging in any business dealings without, or exceeding the scope of, any required licenses or authorizations under the Ex-Im Laws; or (v) otherwise in violation of Sanctions Laws, Ex-Im Laws, or anti-boycott Legal Requirements (collectively, “Trade Control Laws”). The Company has not exported anything to Belarus or Russia, or conducted any other transactions involving Belarus or Russia, since February 22, 2022. (b) Neither the Company nor to the Knowledge of the Company, any Person associated with or acting for or on behalf of the Company has, directly or indirectly, on behalf of or with respect to the Company: (a) made an unreported political contribution, (b) made or received any payment that was not legal to make or receive, (c) engaged in any material transaction or made or received any material payment that was not properly recorded on the books of the Company, (d) created or used any “off-book” bank or cash account or “slush fund,” or (e) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other anti-bribery, anti-fraud, anti-corruption or similar Legal Requirements (collectively, “Anti-Bribery Laws”). Neither the Company nor any Person acting on its behalf is or has been the subject of any proceeding or, to the Knowledge of the Company, investigation regarding an alleged violation of any Anti-Bribery Laws. (c) During the five (5) years prior to the date hereof, the Company has not received from any Governmental Entity or any other Person any notice, inquiry, or allegation; made any voluntary or involuntary disclosure to a Governmental Entity; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing, in each case related to, or in connection with, Trade Control Laws, Anti-Bribery Laws, Anti-Kickback Laws, the False Claims Act, the False Statements Act, or any improper business practices under FAR Part 3. (d) Neither the Company nor any of the Principals of the Company (as defined in FAR 52.209-5) have been within the past three (3) years debarred or suspended from participation in the award or performance of contracts with Governmental Entities. 2.21 Tax Matters. (a) Definitions. For purposes of this Agreement, the following definitions shall apply:

- 31 – 12813397 (i) “Tax” or “Taxes” means all taxes, charges, fees, tariffs, duties, stamp, gross receipts, levies, penalties, additions or other assessments imposed by any foreign, federal, state or local taxing authority, including, but not limited to, income, excise, property, sales, use, transfer, franchise, payroll, withholding, value added, social security, customs, escheat, abandoned property or other taxes, charges or assessments, including any interest, penalties or additions attributable thereto. (ii) “Tax Returns” means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes and any schedules attached to or amendments of (including refund claims with respect to) any of the foregoing. (b) Except as set forth on Schedule 2.21(b) hereto: (i) all Income Tax Returns and all other material Tax Returns required to be filed by or on behalf of the Company have been duly filed on a timely basis; (ii) such Tax Returns are true, complete and correct in all material respects; (iii) all Taxes owed by the Company for or with respect to any taxable period or partial taxable period ending on or before the Closing Date, whether or not stated as due on such Tax Returns, have been paid or will be timely paid prior to the Closing or are taken into account in the final determination of the Closing Purchase Price; (iv) the Buyer has been supplied with true and complete copies (and such copies have been posted in the data room) of each Income Tax Return and each other material Tax Return of the Company filed for the last three taxable years, and the Tax Return workpapers of the Company and other Tax related information accurately set forth the tax basis of the Company’s consolidated assets and the amount of its consolidated liabilities, net operating loss and other carry forwards, and other tax attributes; (v) the Company (A) has never been audited or received notice of initiation of any audit by any taxing authority for any Tax period for which the statute of limitations for assessment of Taxes remains open, (B) has never extended any applicable statute of limitations regarding Taxes for any Tax period for which the statute of limitations for assessment of Taxes remains open, (C) is not currently the beneficiary of any extension of time within which to file any Tax Return, (D) has not received written notice of the assertion of a deficiency or of a proposed adjustment from any taxing authority, (E) has not applied for and has not obtained a private letter ruling from the Internal Revenue Service (or comparable rulings from any other Governmental Entity), (F) has not executed any power of attorney with respect to any matter relating to Taxes that is currently in force, (G) has not entered into a gain recognition agreement within the meaning of Section 367 of the Internal Revenue Code of 1986, as amended (the “Code”) or a closing agreement within the meaning of Section 7121 of the Code or any similar provision of state, local, or foreign law, (H) has not agreed to and is not required to make any adjustment under Section 481(a) or 263A of the Code (as a result of the Transactions or otherwise), (I) has never made any payments, is not obligated to make any payments, and is not a party to any agreement or arrangement that under certain circumstances could obligate it to make any payments that may not be deductible under Section 280G or 404 of the Code or that may be subject to any penalty tax under Section 4999 of the Code, (J) is not a party to any allocation, indemnity, sharing or similar agreement with respect to Taxes, (K) has never participated in the filing of any consolidated, combined or unitary Tax Return other than with respect to a consolidated, combined or unitary group of which the Company is the common parent, and has no Liability for the Taxes of any Person (other than Taxes of the Company) under Treasury Regulations §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or

- 32 – 12813397 successor, by Contract or otherwise (other than commercial agreements entered into in the ordinary course of business for a principal other than Taxes), (L) has not received notice of any claim by any authority in any jurisdiction where it does not file Tax Returns that it is or may be subject to any Taxes or future taxation in such jurisdiction, (M) has not become subject to tax in a jurisdiction other than the country and state/province of its formation or as a result of having an office or fixed place of business or transacting sufficient business in such jurisdiction to constitute transacting business in such jurisdiction under applicable statutes, codes or rules, (N) is not a party to any joint venture, partnership or other arrangement or Contract that could be treated as a partnership for federal income tax purposes, and (O) is or has been classified as a “passive foreign investment company” within the meaning of Section 1297 of the Code; (vi) all Taxes which the Company is required to withhold or to collect for payment have been duly withheld and collected and timely paid (or is being held for timely payment) to the proper Governmental Entity or third party; (vii) there are no ongoing or pending Tax audits or examinations by any taxing authority against the Company; (viii) all persons characterized and treated as independent contractors or consultants by the Company Group are properly treated as independent contractors under all applicable Legal Requirements; (ix) each of the Seller and the Company is a “United States person” as such term is used in Section 1445 of the Code, except for Subsidiaries which are foreign entities, and the Company has not been, at any time, a “United States real property holding corporation” within the meaning of Section 897(c)(1) of the Code; (x) there has never been an ownership change (within the meaning of Section 382 of the Code) with respect to the Company; and (xi) there are no Liens with respect to Taxes upon any assets of the Company, other than Permitted Liens. (c) The Company will not be required to include or accelerate any item of income in, or exclude or defer any item of deduction from, taxable income for any taxable period or portion thereof after the Closing Date as a result of any (i) the use of the installment sale or open transaction method to report a disposition of property occurring on or prior to the Closing Date, (ii) the use of the cash basis method of accounting, the percentage of completion method of accounting, or an impermissible method of accounting prior to the Closing, (iii) deferred revenue or other prepaid amount received on or prior to the Closing Date, (iv) election under Section 965(h) of the Code, (v) inclusions under Section 951(a) or 951A of the Code with respect to income accrued or transactions undertaken prior to the Closing Date, or (vi) deferred intercompany transactions for purposes of Section 1502 of the Code and the Treasury Regulations thereunder or excess loss accounts within the meaning of Treasury Regulations § 1.1502-19 occurring or arising prior to the Closing Date. (d) No employee or other service provider of the Company has been issued stock or other equity in the Company or in any Affiliate of the Company that is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and with respect to which no election under Section 83(b) of the Code has been properly and timely made. The Company has received copies of all elections made under Section 83(b) of the Code by employees or other service providers of the Company. (e) Each “nonqualified deferred compensation plan” (as defined under Section 409A of the Code) has at all relevant times complied with applicable document requirements of, and been operated in compliance with, Section 409A of the Code. No stock or other equity option or appreciation right has an exercise price or base price that was less than the fair market value of

- 33 – 12813397 the underlying stock or equity (as the case may be) as of the date of grant of such option or right, or has any feature for the deferral of compensation other than the deferral of recognition of income until the earlier of exercise or settlement of such option or right. (f) The Company has not engaged in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulations §1.6011-4(b)(1), or otherwise identified as a tax avoidance transaction. No Tax Return filed by the Company contained or was required to contain a disclosure statement under Sections 6011 or 6662 of the Code (or any predecessor statute) or any similar provision of state, local, or foreign law. (g) The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Transactions. (h) The Company is and has been classified as a corporation for U.S. federal and applicable state and local Tax purposes. Each Subsidiary of the Company is classified for U.S. federal and applicable state and local Tax purposes as set forth on Schedule 2.21(h). Except as set forth on Schedule 2.21(h), neither the Company nor any Subsidiary of the Company has made an election to change its classification within the meaning of Treasury Regulations §301.7701-3(c). (i) The Company has not claimed any Tax credits or deferred the payment of any Taxes pursuant to the CARES Act, as amended, or any other corresponding or similar provision of applicable law. (j) To the Company’s Knowledge, no Transfer Taxes are due or payable in connection with the Transactions. (k) The Company has complied in all material respects with all applicable transfer pricing Legal Requirements. 2.22 Litigation. Except as set forth on Schedule 2.22, no Action is pending or, to the Knowledge of the Company, threatened against the Company or, to the Knowledge of the Company, against any current or former stockholder, member, officer, director, manager or employee of the Company or the Seller, in each case, in relation to the affairs of the Company and, to the Knowledge of the Company, no basis exists for the foregoing. The matters disclosed on such Schedule will be covered by the Company’s insurance policies, subject to any applicable retentions, caps or deductibles. The Company is not currently planning to initiate any Action before any arbitrator, mediator or Governmental Entity. 2.23 Employees and Compensation. (a) Except as set forth on Schedule 2.23(a), the Company is and has been at all times in the past three (3) years in compliance in all material respects with all applicable Legal

- 34 – 12813397 Requirements relating to employment and employment practices in the jurisdictions within which they operate, including, without limitation, all Legal Requirements relating to equal employment opportunities, fair employment practices, discrimination, affirmative action, harassment, retaliation, terminations and reductions in force, wage and hour laws, overtime pay, taxes and withholdings, disability laws, immigration, classification, child labor, working conditions and health and safety laws, privacy, leave laws, workers’ compensation, unemployment compensation and all other employee benefits. All individuals characterized and treated as independent contractors or consultants are properly treated as independent contractors under all applicable Legal Requirements. All current and former employees of the Company that have been classified by the Company as “exempt” under the applicable wage and hour laws have been properly classified at all times for purposes of each Benefit Plan, the Code, unemployment compensation, workers’ compensation laws and other applicable legal requirements. The Company is and has been at all times in compliance with all immigration laws, including Form I-9 requirements and any applicable mandatory e-Verify obligations. (b) Except as set forth on Schedule 2.23(b), the Company is not and has not been a party to or bound by any collective bargaining agreement or other contact with a union, works council or labor organization (collectively, a “Union”). Except as set forth on Schedule 2.23(b), no Union or any group of employees has sought or, to the Knowledge of the Company, engaged in any efforts to organize the employees of the Company, and no employees are members of any Union. There has not been, nor to the Knowledge of the Company has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work or other similar labor disruption or dispute affecting the Company or any of its employees. (c) Other than as set forth on Schedule 2.23(c), there are no claims against the Company pending or, to the Knowledge of the Company, threatened to be brought or filed, with any Governmental Entity, arbitrator or mediator by any Company employee, consultant or independent contractor, or by any Governmental Entity, arbitrator or mediator relating to the employment or engagement of any such employee, consultant or independent contractor. (d) There are no employment or consulting Contracts or other arrangements (other than those terminable at will without Liability to the Company) with any employees of or consultants to the Company other than as set forth on Schedule 2.10(g). Schedule 2.23(d) sets forth a complete and accurate list, as of June 30, 2025, of all employees of and consultants to the Company, showing date of hire, job title, work location, part-time or full-time status (except for Subsidiaries located in Brazil and Canada), hourly rate or salary rate, commission, bonus and other incentive-based compensation (except for Subsidiaries located in Brazil) and location of residence (for Subsidiaries located in the United States). Schedule 2.23(d)(i) sets forth the notice and severance obligations of the Company pursuant to any applicable Contract, with respect to any termination of employment of any employee outside of the United States. Other than as set forth on Schedule 2.23(d)(ii), the Company has no notice or severance obligations, whether pursuant to applicable Legal Requirement or Contract, with respect to any employee in the United States. To the Knowledge of the Company, no officer or key employee of the Company intends to terminate (or has suggested or expressed that he or she might terminate) his or her employment with the Company.

- 35 – 12813397 (e) The Company has paid in full, for the past three (3) years, consistent with the Company’s payroll practices and compensation and benefit programs and policies, all amounts due to its employees and consultants, including but not limited to any wages, bonuses, commissions, benefits, encashment of leaves, and severance or notice pay, and there are no outstanding Liabilities whatsoever with respect thereto, or any claims in respect thereof. The Company has complied fully at all times with the WARN Act and any and all state and local counterparts thereto. The Company has not taken any action in the past three months that, either alone or in the aggregate, could, together with any future plant closings or reductions in force, implicate or affect such obligations in the next six months. (f) Except as set forth on Schedule 2.23(f), in the prior three (3) years the Company has not received notice of the intent of any Governmental Entity responsible for the enforcement of any Legal Requirement relating to employment and employment practices to conduct an investigation with respect to or relating to the Company or notice that such investigation is in process. (g) Except as set forth on Schedule 2.23(g), the Company is not a party to any settlement agreement with a current or former service provider in the past three (3) years that specifically involves allegations of harassment based on a legal protected category. To the knowledge of the Company, in the past three (3) years no claims of sexual harassment have been made against any officer, employee or other service provider of the Company with respect to the conduct or alleged conduct of any such service provider during such service provider’s employment or engagement with the Company. 2.24 ERISA; Compensation and Benefit Plans. (a) Schedule 2.24(a) sets forth a true and complete and accurate list of each pension, benefit, retirement, supplemental retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock, stock-based, change in control, retention, severance, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, welfare, disability, life insurance, accidental death and dismemberment, material fringe benefit, and other similar Contract, plan, policy, program, practice, or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code (“VEBA”), whether or not tax-qualified and whether or not subject to ERISA, which is established, sponsored, offered, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee, officer, individual independent contractor, individual consultant or director of the Company (or any spouse, beneficiary or dependent thereof), or with respect to which the Company has or may have any Liability, or with respect to which the Buyer or any of its Affiliates would reasonably be expected to have any Liability, whether direct or indirect, actual or contingent (including, but not limited to, Liabilities arising from affiliation under Section 414 of the Code or Section 4001 of ERISA) (collectively, the “Benefit Plans”), and includes a written description of all Benefit Plans that have not been reduced to writing. The Company has separately identified on Schedule

- 36 – 12813397 2.24(a), each Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to by the Company primarily for the benefit of employees outside of the United States (each, a “Non-U.S. Benefit Plan”). (b) With respect to each Benefit Plan, the Company has delivered to the Buyer accurate, current and complete copies of each of the following, as applicable: (i) any and all plan texts and agreements (including, but not limited to, trust agreements, funding arrangements, custodial agreements, insurance policies and contracts, administration and service provider agreements, side letters and investment management and advisory agreements); (ii) any summary plan descriptions, summaries of material modifications, summaries of benefits and coverage, employee handbooks, and any other material written communications (or a description of any material oral communications); (iii) a copy of the three most recently filed Forms 5500 (with schedules and financial statements attached), and a copy of the three most recently distributed summary annual reports; (iv) the three most recent annual and periodic accounting of plan assets; (v) the most recent determination, opinion or advisory letter received from the Internal Revenue Service and a copy of any determination letter application pending before the Internal Revenue Service and any related correspondence; (vi) in the case of any unfunded or self-insured plan or arrangement, a current estimate of accrued but unpaid Liabilities thereunder; (vii) actuarial valuations and reports for the three most recent plan years; (viii) the results of nondiscrimination and top-heavy testing for the three most recent plan years; (ix) copies of material notices, letters, or other correspondence from any Governmental Entity including, without limitation, the Internal Revenue Service, Department of Labor (“DOL”), Department of Health and Human Services or Pension Benefit Guaranty Corporation; (x) fidelity bond and fiduciary liability insurance policies; and (xi) any filings within the prior three (3) years under any amnesty, voluntary compliance, self- correction, or similar program sponsored by any Governmental Entity, including, without limitation, the Employee Plans Compliance Resolution System, Voluntary Fiduciary Correction Program, or Delinquent Filer Voluntary Correction Program. (c) With respect to each Benefit Plan: (i) if intended to qualify under Section 401(a) of the Code, such plan so qualifies, its trust is exempt from taxation under Section 501(a) of the Code and nothing has occurred that could adversely affect the qualified status of such plan; (ii) each VEBA has been determined by the Internal Revenue Service to be exempt from federal tax under Section 501(c)(9) of the Code and nothing has occurred that could adversely affect the exempt status of any VEBA; (iii) such plan has been established, administered, maintained and enforced in accordance with its terms and all applicable Legal Requirements (including, without limitation, ERISA, the Code, and the Affordable Care Act) and any applicable collective bargaining agreements in all material respects; (iv) no breach of fiduciary duty by the Company or any employee or director of the Company has occurred, and to the Knowledge of the Company, no breach of fiduciary duty by another person or entity has occurred, with respect to which the Company or any Benefit Plan (or fiduciary thereof) may have any material Liability; (v) no actions or disputes (other than routine benefit claims), nor any audits or investigations by any Governmental Entity, are pending or, to the Knowledge of the Company, threatened; (vi) no “prohibited transaction” (within the meaning of either Section 4975(c) of the Code or Section 406 of ERISA) has occurred with respect to which the Company or any Benefit Plan (or fiduciary thereof) have any material Liability; (vii) all contributions, premiums, and other payment obligations have been accrued on the consolidated financial statements of the Company in

- 37 – 12813397 accordance with GAAP, and, to the extent due, have been made on a timely basis in accordance with the terms of such Benefit Plan and all applicable Legal Requirements; (viii) to the extent deducted, all contributions or benefit payments made or required to be made under such plan meet the requirements for deductibility under the Code; (ix) the Company has not attempted to maintain the grandfathered health plan status of such Benefit Plan under the Affordable Care Act; (x) no complete or partial termination of any Benefit Plan has occurred or is expected to occur that could result in Liability to the Company; (xi) all Non-U.S. Benefit Plans that are intended to be funded or book-reserved are funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions; (xii) no such plan requires the Company to continue to employ or engage any employee, officer, independent contractor, or director; (xiii) the Company has caused to be filed timely all required Form 5500s and any other filings required by applicable Legal Requirements; and (xiv) to the extent applicable, each Non-U.S. Benefit Plan has been approved by the relevant taxation and other Governmental Entities so as to enable: (A) the Company and the participants and beneficiaries under the relevant Non-U.S. Benefit Plan and (B) in the case of any Non-U.S. Benefit Plan under which funds are set aside in advance of the benefits being paid, the assets held for the purposes of such plan, to enjoy the most favorable taxation status possible and the Company is not aware of any ground on which such approval may cease to apply. (d) Neither the Company nor any ERISA Affiliate (as defined below) has ever contributed to, been required to contribute to, sponsored or maintained any (i) “multiemployer plan” within the meaning of Section 3(37) of ERISA (each a “Multiemployer Plan”), (ii) “single- employer plan” within the meaning of Section 4001(a)(15) of ERISA, (iii) “multiple employer plan” within the meaning of Section 413(c) of the Code or (iv) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. None of the Benefit Plans are subject to the minimum funding standards of Section 302 of ERISA or Sections 412 or 418(B) of the Code, and none of the assets of the Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code. “ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would (as of any relevant time) be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code. (e) Except as specified in Schedule 2.24(e), with respect to each Benefit Plan which provides welfare benefits of the type described in Section 3(1) of ERISA: (i) no such plan provides or promises any post-employment or post-retirement medical, dental, disability, hospitalization, life, medical, death or similar benefits (whether insured or self-insured) with respect to any current or former employee, officer, independent contractor, or director of the Company (or spouses, beneficiaries or dependents thereof), other than coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code, or coverage not extending beyond the end of the month in which termination of service occurs; (ii) each such plan has been at all times administered in compliance with Sections 601-734 of ERISA, 4980B(f) of the Code, and any similar state Legal Requirements in all material respects; and (iii) no such plan has reserves, assets, surpluses or prepaid premiums. (f) The Company does not have any obligation to gross-up, indemnify or otherwise reimburse any current or former employee or other individual service provider for any Tax incurred by such individual, including under Section 409A, 457A or 4999 of the Code.

- 38 – 12813397 (g) Except as set forth on Schedule 2.24(g), neither the execution and delivery of this Agreement, shareholder approval of this Agreement nor the consummation of the Transactions contemplated by this Agreement (whether alone or together with any other event) will (i) entitle any individual to payment or benefit, including any bonus, retention, severance, retirement or job security payment or any increase in any of the foregoing (ii) accelerate the time of payment or vesting under any Benefit Plan, (iii) increase the amount of compensation (including stock or stock-based compensation) or benefits due to any individual, (iv) trigger any funding (through a grantor trust or otherwise) of any compensation, severance or other benefit under any Benefit Plan or other agreement to which the Company is a party or (v) limit or restrict the right of the Company to merge, amend, or terminate any Benefit Plan. (h) There has been no amendment to, announcement by the Company relating to, or change in employee participation or coverage under, any Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year with respect to any director, officer, employee, independent contractor, or consultant, as applicable. The Company does not have any commitment or obligation, nor has made any representations to any director, officer, employee, independent contractor, or consultant, whether or not legally binding, to adopt, amend, modify, or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the transactions contemplated by this Agreement or otherwise. (i) Each Benefit Plan that is subject to the Patient Protection and Affordable Care Act of 2010, as amended (the “Affordable Care Act”) has been maintained and administered in compliance with the Affordable Care Act, including all notice and coverage requirements, and no material Tax or material Liability has been or is expected to be incurred as a result of the application of the Affordable Care Act to such Benefit Plan. 2.25 COVID-19 Aid. Except as specified in Schedule 2.25, the Company has not applied for, or accepted or received, any COVID-19 Aid. All statements and information made by the Company contained in any applications, forms and other documents in connection with any COVID-19 Aid were made in good faith and, when made, were true, correct and complete in all material respects. 2.26 Environmental Matters. (a) Except as set forth on Schedule 2.26(a), the Company is and for the past five (5) years has been in material compliance with all applicable Environmental Laws. The Company has not received any written communication or complaint from a Governmental Entity or other Person alleging that the Company has any material liability under any applicable Environmental Law or is not in material compliance with any applicable Environmental Law, the subject of which remains pending or unresolved as of the date hereof. (b) Except as set forth on Schedule 2.26(b), there is and has been no presence or Release or threatened Release of Hazardous Substances for which the Company would reasonably be expected to have material liability or responsibility pursuant to applicable Environmental Law in connection with the conduct of the Business or on or from any properties

- 39 – 12813397 currently or formerly owned, leased or operated by the Company or any predecessor company, or at any location to which the Company or any predecessor company has disposed of or arranged for the disposal of any Hazardous Substances and, as to any properties currently or formerly leased or operated, but not owned, by the Company, arose out of the Company’s activities during the applicable period of such lease or operations. To the Knowledge of the Company, no underground storage tank or water, gas, or oil well is located on any Owned Property. There is no pending or, to the Knowledge of the Company, threatened investigation by any Governmental Entity, nor any pending or, to the Knowledge of the Company, threatened Action with respect to the Company, the Business or any property used therein or against any predecessor, in each case relating to Hazardous Substances or otherwise under any Environmental Law. (c) Schedule 2.26(c) sets forth a complete list of all Environmental Permits held by the Company. The Company holds all Environmental Permits that are required with respect to the occupation of the properties and the operation of the Business, and is and has for the past five (5) years been in material compliance therewith. All such Environmental Permits are in full force and effect, and to the Knowledge of the Company, no Action, revocation Action, amendment procedure, writ, injunction or claim is pending or threatened concerning any such Environmental Permits. (d) Except as set forth in Schedule 2.26(d), the Company has not agreed to assume, undertake or provide indemnification for any liability of any other Person under Environmental Laws, including without limitation any obligation for any response action. (e) Neither the execution, delivery or performance of this Agreement nor the consummation of the Transactions contemplated hereby will (i) require any notice to or consent of any Governmental Entity or other Person pursuant to any applicable “transaction-triggered” Environmental Law or any Environmental Permit or (ii) subject any Environmental Permit to suspension, cancellation, modification, revocation or nonrenewal. (f) No restrictions have been imposed on the operation or use of the Owned Property in connection with any liability or potential liability arising from or related to Environmental Laws, and to the Knowledge of the Company, there is no Action pending or threatened which would reasonably be expected to result in the imposition of any such restriction. (g) The Company has provided to the Buyer all “Phase I,” “Phase II” or other environmental assessment or compliance audit reports in their possession or to which they have reasonable access. 2.27 Information Technology Infrastructure; Privacy and Data Security. (a) The Company has sufficient rights to use all material computer software, firmware, networks, middleware and systems, information technology equipment used or held for use in connection with the operation of the Business (the “IT Assets”) and associated documentation. The IT Assets have not materially malfunctioned or failed. The IT Assets provide commercially reasonable redundancy and speed to meet the performance requirements of the Business as currently conducted. To the Knowledge of the Company, the IT Assets do not contain any viruses, malware, Trojan horses, worms, other undocumented contaminants, material bugs,

- 40 – 12813397 vulnerabilities identified in the U.S. National Vulnerability Database maintained by the Department of Homeland Security and the National Institute of Standards and Technology, faults, disabling codes, or other devices or effects that reasonably could (i) enable or assist any Person to access without authorization the IT Assets or any information in the IT Assets, or (ii) otherwise adversely affect the functionality of the IT Assets. The Company deploys such patches, updates and hotfixes that it believes are commercially prudent. To the Knowledge of the Company, no Person has gained unauthorized access to any IT Assets. (b) The Company maintains, and at all times have maintained, in all material respects, reasonable and industry standard physical, technical, and administrative security measures designed to protect the availability, integrity, privacy of personal data and IT Assets, including by (i) maintaining reasonable physical and technical security controls designed to prevent unauthorized access to, acquisition of, and/or disclosure of personal data and IT Assets, (ii) implementing and maintaining commercially reasonable disaster recovery and business continuity measures, and (iii) maintaining written privacy and security policies that govern its collection, storage, use, disclosure and transfer of Personal Information that satisfy applicable Legal Requirements and Contracts. The controls referenced in the preceding clause (i) include, without limitation, implementation of industry multi-factor authentication for all remote access to the Company’s systems, firewalls, and intrusion detection/preventions systems. The Company has complied in all material respects with the privacy and security policies and applicable Legal Requirements and Contracts referenced in the preceding clause (iii). The Company has not collected any Personal Information from any third parties, except for Personal Information collected from employees and vendors in the ordinary course of business and as a service provider for its respective customers pursuant to customer Contracts. Since December 3, 2019, the Company has not received any written claim or complaint regarding its collection, storage, use, disclosure or transfer of Personal Information. The Company has taken reasonable actions and measures to protect the confidentiality, integrity and security of Personal Information and all of its IT Assets against any unauthorized use, access, interruption, modification or corruption. As used in this Agreement, “Personal Information” means information in the possession or under the control of the Company regarding any Person, including personally identifiable information, financial information and protected health information, the use or disclosure of which is protected by applicable Legal Requirements. (c) Since December 3, 2019, the Company has not received from any Governmental Entity or any other Person any written complaint, notice or other notification of a complaint regarding the Company’s compliance with any Legal Requirement or Contract applicable to Personal Information. Since December 3, 2019, the Company has not received written notice of, and is not otherwise aware of, any complaints, breaches, non-permitted uses or disclosures, or other incidents of alleged compromises to the privacy or security of any Personal Information. (d) Since December 3, 2019, there has been no material breach of security or other unauthorized access by third parties to the Personal Information or confidential information in the Company’s possession, custody or control and there have been no successful unauthorized intrusions or breaches of the security of information technology systems of the Company. The Company has written policy guidelines for all parties with access to its computer systems regarding

- 41 – 12813397 use of its computer systems, including use of the Internet and e-mail, and, to the Knowledge of the Company, such policy guidelines have been and are being complied with. With respect to all Personal Information gathered or accessed in the course of the operations of the Company, the Company has taken commercially reasonable steps, consistent with industry standards and Legal Requirements, to protect such Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse. (e) The Company has in place disaster recovery plans, procedures and facilities that are appropriate to minimize the disruption of its Business in the event of any material failure of any of the IT Assets and in accordance with applicable Legal Requirements and Contracts. The disaster recovery and security plans, procedures and facilities specified meet all representations made to, and obligations with, all customers and vendors, and the Company is in compliance in all material respects therewith. (f) The Company’s receipt, collection, monitoring, maintenance, creation, transmission, use, analysis, disclosure, storage, disposal and security of all Personal Information has complied, and complies, in all material respects, with (i) all applicable Company privacy policies, (ii) all Contracts to which the Company is party or bound and (iii) all Legal Requirements. (g) The Company has performed a Security Assessment and penetration testing at commercially reasonable intervals, and no less frequently than required by Legal Requirements or contractual obligations. The Company has developed a plan in accordance with applicable Legal Requirements and all Contracts to which the Company is a party to address and remediate all material threats and deficiencies identified in each Security Assessment since December 3, 2019, and to the Knowledge of the Company, the Company has addressed and remediated those material threats and deficiencies in accordance with that plan and in accordance with applicable Legal Requirements and applicable Contracts. As used in this Agreement, “Security Assessment” means a security assessment that complies in all material respects with each of (i) any requirements to perform security assessments under Legal Requirements applicable to the Company, and (ii) any obligations to perform security assessments set forth in any customer or vendor Contract or any other Contract to which the Company is a party. 2.28 Insurance. Schedule 2.28 sets forth all insurance policies under which the Company is insured (the “Insurance Policies”), the name of the insurer of each policy, the type of policy provided by such insurer and a description of any material claims made thereunder during the current policy period. True and correct copies of all such policies have been provided to the Buyer. Such insurance policies are valid and in full force and effect. All premiums due to date under such policies have been paid, all required notices under such policies have been provided, no default exists thereunder and, with respect to any material claims made under such policies, no insurer has made any “reservation of rights” or refused to cover, or disputed, all or any portion of such claims. The Company has not received any notice of cancellation of or proposed material increase in the premiums payable for, or proposed reduction in the scope (or discontinuation) of, coverage under any of such insurance policies. 2.29 Affiliate Transactions. Except as set forth on Schedule 2.29 or Schedule 2.24(a) or an employee incentive plan or bonus program not required to be listed on Schedule 2.24(a), (a)

- 42 – 12813397 the Company is not a party to any Contract with any of its officers, directors, managers, direct or indirect equity holders or Affiliates, or any of their respective relatives or Affiliates (“Affiliated Persons”), (b) none of such Affiliated Persons (other than the Company) has any interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, trade names or other intellectual property, used in or pertaining to the conduct of the Business; (c) to the Knowledge of the Company, none of such Affiliated Persons has any direct or indirect ownership interest in any supplier, distributor or customer of the Company; and (d) to the Knowledge of the Company, none of such Affiliated Persons has any material direct or indirect ownership interest in any competitor of the Company. 2.30 Brokers. Except as set forth on Schedule 2.30, no finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Company or its Affiliates in connection with the negotiation or consummation of this Agreement or the Transactions and no such Person is entitled to any brokerage, finder’s or other fee, payment, commission or other consideration in connection therewith as a result of any arrangement made by any of them. The obligations of the Company to each Person listed on or required to be listed on Schedule 2.30 shall constitute Transaction Expenses. 2.31 Bank Accounts. Schedule 2.31 sets forth the account numbers and names of each bank, broker or other depository institution at which the Company maintains a depository account and the authorized signatories under each such account. 2.32 Disclaimer of Other Representations and Warranties. Except for the express written representations and warranties of the Company set forth in this Article 2, neither the Company nor any other Person acting on its behalf makes any representation or warranty, express or implied, written or oral, at law or in equity, in respect of the Company, the Business or any of its assets, Liabilities, or operations, including any representation or warranty (a) as to merchantability or fitness for any particular purpose, (b) as to the accuracy or completeness of any information furnished, delivered or made available to the Buyer or its representatives (including any information, documents or material in any physical or virtual data room, confidential information statement, management presentations or in any other form in expectation of the Transactions), (c) as to the future revenue, profitability or success of the Company, or (d) arising from statute or otherwise under any law, rule or regulation, and any and all such representations or warranties are hereby expressly disclaimed. ARTICLE 3. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER Subject to the disclosures set forth in the Disclosure Schedule, the Seller represents and warrants to the Buyer as follows: 3.1 Title. The Seller is the record owner of the Purchased Securities free and clear of all Liens, other than pursuant to applicable securities laws. The Seller has not granted any option or right, and is not a party to or bound by any agreement that requires or, upon the passage of time, the payment of money or occurrence of any other event, would require the Seller to transfer any of the Purchased Securities to anyone other than the Buyer.

- 43 – 12813397 3.2 Organization and Authority. The Seller is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, has full limited partnership power and authority and has taken all required limited partnership action on its part necessary to permit it to execute and deliver and carry out the terms of this Agreement and the other Transaction Documents to which it is a party or by which it is bound, and such execution, delivery and performance by Seller has been duly and validly authorized by all requisite action on the part of such Person. The Seller has not conducted business other than as may be deemed to result from the ownership of the Purchased Securities and has no assets other than the Purchased Securities and cash. 3.3 No Conflict. Except (a) as set forth on Schedule 3.3, and (b) where the failure to obtain such consent, approval, or authorization, or make such notice or filing, would not reasonably be likely to affect the Seller’s ability to execute, deliver and perform its obligations under this Agreement or any other Transaction Document to which the Seller is a party, and assuming the truth of the representations set forth in Section 4.7, no consent, approval or authorization of or notice, declaration or filing with any Governmental Entity or other Person is required on the part the Seller for or in connection with the execution, delivery or performance by such Person of this Agreement and the other Transaction Documents to which such Person is a party or by which it is bound. Subject to obtaining the Required Consents specified on Schedule 3.3, the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party or by which it is bound will not result in any breach or violation of, be in conflict with, constitute a default or an event that, with or without notice or a lapse of time or both, would constitute a default under, or cause the acceleration of any obligation or loss of any rights under any Legal Requirement, material Contract, charter, by-laws, operating agreement, partnership agreement, or organizational document to which the Seller is a party or by which the Seller is bound, in each case, except as would not reasonably be likely to affect the Seller’s ability to execute, deliver and perform its obligations under this Agreement or any other Transaction Document to which the Seller is a party. 3.4 Validity and Enforceability. This Agreement is, and each of the other Transaction Documents to which the Seller is a party or by which it is bound shall be when executed and delivered by the Seller, the valid and binding obligations of the Seller enforceable in accordance with its terms except as limited by the Remedies Exception. 3.5 Litigation. No Action against the Seller is pending or, to the actual knowledge of the Seller, threatened against the Seller, that would affect the Seller’s ability to execute, deliver and perform its obligations under this Agreement or any other Transaction Document to which the Seller is a party. 3.6 Disclaimer of Other Representations and Warranties. Except for the express written representations and warranties of the Seller set forth in this Article 3, neither the Seller nor any other Person acting on its behalf makes any representation or warranty, express or implied, written or oral, at law or in equity, in respect of the Seller, the Company Group, the Business or any of its assets, Liabilities, or operations, including any representation or warranty (a) as to merchantability or fitness for any particular purposes, (b) as to the accuracy or completeness of any information furnished, delivered or made available to the Buyer or its representatives

- 44 – 12813397 (including any information, documents or material in any physical or virtual data room, confidential information statement, management presentations or in any other form in expectation of the Transactions), (c) as to future revenue, profitability or success of the Company, or (d) arising from statute or otherwise under any law, rule or regulation, and any and all such representations or warranties are hereby expressly disclaimed. ARTICLE 4. REPRESENTATIONS AND WARRANTIES CONCERNING THE BUYER The Buyer represents and warrants to the Seller and the Company as follows: 4.1 Organization, Power and Standing. The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own its properties and to carry on its business as such business is now conducted. 4.2 Authority; No-Conflict. The Buyer has full power and authority and has taken all required corporate action on its part necessary to permit it to execute and deliver and to carry out the terms of this Agreement and the other agreements, documents and instruments contemplated hereby to which it is a party (the “Buyer Transaction Documents”). Except for the filing of a Current Report on Form 8-K with the Securities and Exchange Commission, no consent, approval or authorization of or notice, declaration or filing with any Governmental Entity or other Person is required by the Buyer for or in connection with its execution, delivery or performance of this Agreement and any Buyer Transaction Documents. The execution, delivery and performance of this Agreement and the Buyer Transaction Documents will not result in any breach or violation of, be in conflict with, or constitute a default or an event that, with or without notice or a lapse of time or both, would constitute a default under any Legal Requirement, agreement, contract, instrument, charter, by-laws, operating agreement, partnership agreement, organizational document, license, permit, authorization, franchise or certification to which the Buyer is a party or by which the Buyer is bound. 4.3 Validity and Enforceability. This Agreement is, and each of the Buyer Transaction Documents shall be, when executed and delivered by the Buyer, the valid and binding obligations of the Buyer enforceable in accordance with its terms, except as limited by the Remedies Exception. 4.4 Investment Representations. The Purchased Securities are being acquired by the Buyer for the Buyer’s own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of them in violation of the Securities Act of 1933, as amended. The Buyer has such knowledge and experience in financial and business matters that the Buyer is capable of evaluating the merits and risks of the proposed investment in the Purchased Securities. The Buyer understands that the Purchased Securities may not be sold, transferred or otherwise disposed of by it without registration under the Securities Act of 1933, as amended, and any applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering such Purchased Securities or an available exemption from registration, such Purchased Securities may be required to be held indefinitely.

- 45 – 12813397 4.5 Brokers. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Buyer in connection with the negotiation or consummation of this Agreement or the Transactions and no such Person is entitled to any fee, payment, commission or other consideration in connection therewith as a result of any arrangement made by any of them. 4.6 Litigation. No Action against the Buyer is pending or, to the actual knowledge of the Buyer, threatened against the Buyer, that would affect the Buyer’s ability to execute, deliver and perform its obligations under this Agreement or any Buyer Transaction Document. 4.7 HSR Act. The Buyer, and the ultimate parent entity of the Buyer, if any, as defined under the rules of the HSR Act, have determined in good faith under 16 C.F.R. § 802.4 that the aggregate fair market value of the assets held by the Company located in the United States does not exceed the current reportability threshold of $126,400,000. 4.8 Financial Ability. The Buyer has the financial capability and sufficient immediately available cash funds to consummate the Transactions. Buyer acknowledges and agrees that Buyer’s performance of its obligations under this Agreement is not in any way contingent upon the availability of equity or debt financing to Buyer 4.9 Independent Investigation. (a) In connection with its decision to purchase the Purchased Securities and enter into this Agreement, each for itself and on behalf of its respective Affiliates and related parties, the Buyer acknowledges, understands and agrees that: (i) the Buyer is a sophisticated party with such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of purchasing the Purchased Securities and consummating the Transactions, (ii) the Buyer is entering into this Agreement and the Transactions solely based on its independent investigation and verification of the Company Group and the representations and warranties of the Company and the Seller expressly and specifically set forth in Article 2 and Article 3 as qualified by the Disclosure Schedule and not in reliance upon any other written or oral statements made by the Company, the Seller, or their respective Representatives or Affiliates, (iii) other than as expressly and specifically set forth in Article 2 and Article 3 as qualified by the Disclosure Schedule, the Buyer is not relying upon any forward-looking projections, forecasts, budgets, financial data or other forward-looking information (written or oral), including as included in any memoranda prepared by the Company’s investment bankers or Representatives with respect to the Purchased Securities or the Company Group (including the business or prospects of the Company Group) prepared by or furnished to the Buyer by or on behalf of the Seller or the Company Group (“Forward-Looking Data”), (iv) the Buyer recognizes that significant uncertainties are inherent in Forward-Looking Data and that neither the Company Group, the Seller, nor any of their respective directors, officers, employees, Affiliates, stockholders, partners, members, managers, accountants, legal counsel, agents or other Representatives (or any Affiliate of any of the foregoing) or any other Person on behalf of any of the foregoing have made any representations or warranties, express or implied, relating to any Forward-Looking Data other than as expressly and specifically set forth in Article 2 and Article 3 as qualified by the Disclosure Schedule, (v) the Buyer and its Representatives have each conducted to its satisfaction an independent investigation and verification of the financial

- 46 – 12813397 condition, results of operations, assets, liabilities, properties and projected operations of the Company Group and their businesses, and (vi) other than as expressly and specifically set forth in Article 2 and Article 3 as qualified by the Disclosure Schedule, the Buyer has not relied on and expressly disclaims reliance on any other representations, warranties, or statements (including by omission) of any kind or nature made by the Company, the Seller, their respective Representatives or Affiliates, whether written or oral, expressed or implied, statutory or otherwise (including, for the avoidance of doubt, relating to quality, quantity, condition, merchantability, fitness for a particular purpose or conformity to samples) of any of the Company Group, the Seller or any of their respective Representatives as to any matter concerning the Company Group or any of their respective businesses or in connection with this Agreement or the Transactions, or with respect to the accuracy or completeness of any information provided to (or otherwise acquired by) the Buyer or its Representatives in connection with this Agreement or the Transactions (including, for the avoidance of doubt, any statements, information, documents, projections, forecasts or other materials made available to the Buyer or its Representatives in any virtual data room or presentations, including “management presentations”). (b) The Buyer has had an opportunity to discuss, with the management, officers, and various Representatives of the Company Group, the management and financial affairs of the Company Group for purposes of conducting a due diligence investigation with respect thereto. The Buyer and its Representatives have had access to and the opportunity to review all of the documents made available to them. The Buyer has had an opportunity to ask questions and receive answers from the Company Group regarding the Company Group, and has had full access to and the opportunity to inspect and review various records, instruments, documents, financial statements, reports and budgets and other information of Company Group which have made available to the Buyer by the Company Group or Seller. 4.10 Disclaimer of Other Representations and Warranties. Except for the express written representations and warranties of the Buyer set forth in this Article 4, neither the Buyer nor any other Person acting on its behalf makes any representation or warranty, express or implied, written or oral, at law or in equity, in respect of the Buyer, and any and all such representations or warranties are hereby expressly disclaimed. ARTICLE 5. POST-CLOSING COVENANTS 5.1 Consistent Tax Reporting. The Buyer shall file a consolidated federal income tax return that includes the Company and its U.S. Subsidiaries for the taxable period of the Company starting with the day next following the Closing Date. Accordingly, the taxable year of the Company will close for federal income Tax purposes at the end of the day on the Closing Date. No election under Treasury Regulation § 1.1502-76(b)(2)(ii) (relating to ratable allocation elections) shall be made. The Parties agree that (i) any Transaction Tax Deductions shall be allocated to the Pre-Closing Taxable Period (or to the portion of any Straddle Period ending on the Closing Date) to the extent deductible at a “more likely than not” (or higher) level of comfort in such taxable period, and accordingly the “next day rule” of Treasury Regulation § 1.1502- 76(b)(1)(ii)(B) is inapplicable to such deductions; and (ii) an election shall be made under Revenue Procedure 2011-29, 2011-1 CB 746, if applicable at a “more likely than not” (or higher) level of

- 47 – 12813397 comfort, to deduct 70% of any success based fees. The Transactions shall be treated as the taxable sale of the Purchased Securities by the Seller to the Buyer in a transaction described in Section 1001 of the Code. The Seller, and the Buyer shall, and the Buyer shall cause the Company to, unless otherwise required by Legal Requirements, (a) treat and report the Transactions in all respects consistently with the provisions of this Section 5.1 for purposes of any federal, and applicable state, or local Tax and (b) not take any actions or positions inconsistent with the obligations of the parties set forth in this Section 5.1. 5.2 Tax Periods Ending on or Before the Closing Date. The Buyer shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company Group for a Pre-Closing Taxable Period or Straddle Period that are required to be filed after the Closing Date, provided, that Seller shall promptly reimburse Buyer for expenses reasonably incurred by Buyer for a third party tax preparation firm to prepare such Tax Returns that are filed for the Tax periods ending on February 28, 2025 and/or the Closing Date (for the avoidance of doubt, not including any Straddle Period) to the extent not accounted for in the determination of Final Closing Working Capital and/or Final Transaction Expenses. Any such Tax Return shall be prepared in a manner consistent with the past practice of the Company Group and this Agreement unless otherwise required by Legal Requirements. If any such Tax Return shows an overpayment of Taxes, the Buyer shall cause the Tax Return to direct that the overpayment be refunded in cash. Notwithstanding anything to the contrary, until the completion of payment of all amounts owed under Section 1.7(d), without Seller’s advance written consent (which may be withheld in Seller’s absolute discretion), Buyer shall not, and shall cause its Affiliates (including the Company Group) not to: (i) make, change or revoke any Tax election with respect to the Company Group that has effect in a Pre-Closing Tax Period; (ii) amend any Tax Return with respect to the Company Group for a Pre-Closing Tax Period; or (iii) initiate voluntary contact (including through any voluntary disclosure program) with any Governmental Entity in respect of Taxes or Tax Returns of the Group Companies for any Pre-Closing Tax Period. Additionally, Buyer shall not and shall cause its Affiliates (including the Group Companies) not to make an election under Section 338 or Section 336(e) of the Code or under any similar law of any state with respect to the Transactions. 5.3 Straddle Periods. For all purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for the Straddle Period, the portion of such Tax that relates to the pre-Closing period shall (a) in the case of any Taxes imposed on a periodic basis, including real property Taxes, personal property Taxes, and other ad valorem Taxes, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (b) in the case of any other Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be allocated on a basis consistent with the allocations made pursuant to the preceding sentence. Any inclusions under Sections 951 or 951A of the Code shall be determined as if the taxable year of the Company and each of its Subsidiaries ended on the Closing Date. 5.4 Cooperation on Tax Matters.

- 48 – 12813397 (a) The Buyer, the Company and the Seller shall cooperate fully, to the extent reasonably requested by the others, in connection with the filing of Tax Returns after the Closing Date, and any audit, examination, litigation, or other proceeding with respect to Taxes (each, a “Contest”) and will provide prompt written notice thereof. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Return filing or Contest and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. (b) The Seller agrees that all books and records in their possession with respect to Tax matters pertinent to the Company Group are the property of the Company Group. The Seller shall deliver all such books and records to the Company prior to the Closing. After the Closing, the Company shall make available to the Seller such books and records to the extent reasonably necessary for the Seller’s filing of Tax Returns; provided, however, that in no event will the Seller be entitled to information under this Section 5.4(b) in connection with any litigation or dispute among the Parties. (c) If requested by the Buyer, the Company and the Seller will cooperate with the Buyer to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed upon the Company Group (including, but not limited to, with respect to the Transactions contemplated hereby). 5.5 Certain Taxes. All transfer, indirect transfer (including Taxes on the indirect transfer of stock or other property of any Subsidiary), documentary, sales, use, real property gains, stamp, registration, and other such Taxes and fees incurred in connection with this Agreement (collectively, “Transfer Taxes”) shall be borne one hundred percent (100.0%) by the Seller when due, and the Party responsible under applicable Legal Requirements will, at the Seller’s expense, file (with respect to any filings required to be made by Buyer or the Company Group, only with Seller’s prior written consent, not to be unreasonably withheld) all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, real property gains, stamp, registration, and other Taxes and fees, and, if required by applicable Legal Requirements, the Company, the Buyer and the Seller will join in the execution of any such Tax Returns and other documentation. 5.6 Specified Payments. (a) A “Specified Tax Refund” shall mean a cash refund received by the Company Group in respect of (i) any Tax prepayment or overpayment of estimated Taxes (or portion thereof) set forth on Schedule 5.6(a)(i) for any Pre-Closing Taxable Period set forth therein that is not included in the calculation of Accrued Income Taxes because of the “not less than zero in respect of any jurisdiction” limitation therein and (ii) an overpayment of Income Tax shown on the Income Tax Return filed with respect to such jurisdiction for the applicable Pre-Closing Taxable Period; provided that the fact that the amount of a Tax prepayment or overpayment shown on Schedule 5.6(a)(i) is more or less than the amount of the overpayment actually determined upon the preparation of the relevant Tax Return shall not prevent such overpayment from inclusion

- 49 – 12813397 in Specified Tax Refunds. Promptly following December 31, 2026, the Buyer shall pay to the Seller the amount of such Specified Tax Refunds received by Buyer in cash from the IRS as of such date reduced by (i) liabilities incurred or then contested by Buyer or its Subsidiaries in respect of the matters set forth on Schedule 5.6(a)(ii), and (ii) any costs, expenses or Taxes (including Taxes due as a result of the refund of such Taxes to Buyer) incurred by the Buyer, the Company Group or any Affiliate in connection with the filing or receipt of such Specified Tax Refunds (other than the costs of preparing the Tax Returns for the relevant period); provided, that the excess of any amount so withheld in respect of any matter set forth on Schedule 5.6(a)(ii) over the amount determined to be a liability or expense incurred by Buyer upon final resolution of the matters set forth on Schedule 5.6(a)(ii) shall be remitted to Seller within fifteen (15) days after such final resolution. Notwithstanding the foregoing, Buyer shall not be required to pay over any Specified Tax Refunds received by the Company Group or its Affiliates subsequent to December 31, 2026. (b) To the extent that, on or prior to the three year anniversary of the Closing Date, Clyde Industries Brasil LTDA. or any of its Affiliates receives cash payment from CMPC- GUAIPA in respect of all or a portion of the Specified Receivables, the Buyer shall cause such amounts actually received to be promptly remitted to the Seller, net of any costs or any expenses incurred by the Company, the Company Group or any Affiliate following the Closing Date in connection therewith. 5.7 R&W Policy. The Buyer has bound the R&W Policy as the date hereof. The Buyer shall pay the aggregate cost of the premium, underwriting fees, surplus lines, Taxes and fees and any other expenses charged by an insurer or insurance broker. The Buyer shall not allow the R&W Policy to be amended with respect to the R&W Insurer’s right of subrogation, or lack thereof or similar right, against the Seller (or the Seller’s direct or indirect equity holders or members, directors, officers, partners, employees or Representatives) to the extent that such amendment is or would reasonably be considered to be adverse to the Seller (or the Seller’s direct or indirect equity holders or members, directors, officers, partners, employees or Representatives), without the Seller’s consent. From and after the date hereof, the Buyer shall not take any action or omit to take any action that would result in the cancellation or termination of the R&W Policy or coverage thereunder. Nothing contained in this Agreement shall in any way restrict the ability of Buyer or its Affiliates to make any claim or recover any losses under the R&W Policy. 5.8 Indemnification, Exculpation and Insurance. (a) To the fullest extent not prohibited by applicable Legal Requirements or the Organizational Documents of the applicable member of the Company Group, from and after the Closing, all rights to indemnification now existing in favor of each present and former, director, manager, officer or any equivalent position of such Company Group member (each, a “D&O Indemnified Person” and collectively, the “D&O Indemnified Persons”), including employees or agents of such Company, with respect to their activities as such prior to, on or after the Closing Date, as provided in each of the respective Organizational Documents or indemnification agreements of such Company in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Closing and shall continue in full force and effect for a period of not less than six (6) years from the Closing Date; provided, that in the event any claim or claims are asserted or made within such survival period, all such rights to indemnification in respect of any

- 50 – 12813397 claim or claims shall continue until final disposition of such claim or claims; provided, further, that the D&O Indemnified Persons set forth on Schedule 5.8(a) hereto shall not be entitled to the benefit of this Section 5.8 in respect of distributions by a member of the Company Group to Seller or its Affiliates. (b) In the event that, after the Closing Date, any member of the Company Group or the Buyer or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or a substantial portion of its properties and assets to any Person, then, and in either such case, the Buyer shall make, or cause to be made, proper provisions so that the successors and assigns of such Company or the Buyer, as the case may be, shall assume the obligations set forth in this Section 5.8. (c) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Person, his or her heirs, executors or administrators and his or her other Representatives and cannot be amended in a manner adverse to a D&O Indemnified Person without such Person’s consent. The Parties agree that each D&O Indemnified Person (including his or her heirs, executors or administrators and his or her other Representatives) is intended to be, and shall be, a third party beneficiary of this Agreement for the purpose of this Section 5.8. 5.9 Tail Policy. The Company shall maintain the D&O Tail Policy for a period of at least six (6) years from the Closing. The D&O Tail Policy premium and any costs and expenses of such policy shall be Transaction Expenses hereunder. ARTICLE 6. NON-SURVIVAL; ACKNOWLEDGEMENTS 6.1 Non-Survival. The representations, warranties, covenants and agreements contained herein or certified to or contained in any certificate or other document delivered in connection with this Agreement shall not survive the Closing and shall terminate at the Closing other than the covenants and agreements contained in Section 1.7, Article 5, Article 6 and Article 7 or a Transaction Document other than this Agreement which shall survive the Closing in accordance with their respective terms. Other than a claim of Fraud against a Party, no claims (whether in contract, in tort, in law or in equity, granted by statute or otherwise) may be made against any Person with respect to any of the foregoing representations, warranties, certifications, covenants or agreements (other than the covenants and agreements contained in Section 1.7, Article 5, Article 6 and Article 7 or a Transaction Document other than this Agreement); it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the Parties to the fullest extent permitted by applicable Legal Requirements; provided, however, the foregoing shall not limit claims made solely against the insurer under the R&W Policy. The Buyer acknowledges that the provisions of this Agreement, including this Article 6, shall apply regardless of whether (i) the Buyer maintains the R&W Policy following the Closing, (ii) the R&W Policy expires, is revoked, cancelled, or modified, or (iii) any claim made under the R&W Policy is denied by the R&W Insurer.

- 51 – 12813397 6.2 Acknowledgements. The Buyer hereby acknowledges that, following the Closing, other than in the case of Fraud and other than the covenants and agreements contained in Section 1.7, Article 5, Article 6 and Article 7 or a Transaction Document other than this Agreement, the R&W Policy shall be the sole and exclusive source of recovery and remedy for any Losses sustained, suffered or incurred by the Buyer and its Affiliates (including the Company Group) resulting from any breach, misstatement, misrepresentation, inaccuracy or omission by the Seller or the Company (a) contained in this Agreement or (b) certified to or contained in any certificate or other document delivered in connection with this Agreement. The provisions of this Article 6 were specifically bargained-for between the Parties to this Agreement and were taken into account by each Party in arriving at the Base Purchase Price. The Parties have specifically relied upon the provisions of this Article 6 in agreeing to the Base Purchase Price and in agreeing to provide the specific representations and warranties set forth herein. No past, present or future manager, director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or Representative of any member of the Company Group, or the Seller or any of their respective Affiliates shall have any liability (whether in contract, tort or otherwise) for any obligations or liabilities of the Company or its Subsidiaries or the Seller, as applicable, arising under, in connection with or related to this Agreement (including by virtue of receiving a portion of the Purchase Price) or for any claim based on, in respect of, or by reason of, the sale and purchase of the Company, including, without limitation, any alleged non-disclosure or misrepresentations made by any such Persons, other than in the event of Fraud. 6.3 Waiver and Release. (a) The Seller knowingly, willingly, irrevocably and expressly acknowledges and agrees (on behalf of itself and each of its Affiliates, other than the Company Group), that, from and after the Closing and to the fullest extent permitted under any applicable Legal Requirements, any and all rights, claims, demands, proceedings, Actions, causes of action (including any statutory rights to contribution or indemnification), obligations, Contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, it or any of its Affiliates (other than the Company Group) now has, has ever had, or may hereafter have against the Company Group or any of the Company Group’s future Affiliates or any of their respective successors and assigns (collectively, the “Buyer Releasees”) with respect to matters arising or existing prior to the Closing and relating to the Company or its Subsidiaries, the Transactions or the subject matter or negotiation of this Agreement or any other document contemplated hereby (other than, and solely with respect to any of the covenants in this Agreement), whether or not arising under, or based upon, any theory whatsoever, under any Legal Requirement (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages, or any other recourse or remedy), contract, tort or otherwise are hereby irrevocably waived, released and forever discharged. Notwithstanding anything to the contrary contained herein, nothing shall limit or restrict any claim based on (a) any rights of such Person under the Transaction Documents, (b) any right of such Person under the D&O Tail Policy or as set forth in Section 5.8, (c) any right to accrued but unpaid compensation as an employee of the Company Group, (d) any right of such Person to benefits under any Company Benefit Plan (excluding any Company equity plan) as an employee of the Company Group, (e) any rights arising under or in connection with such Person’s employment with any member of the Company Group,

- 52 – 12813397 if applicable, or (f) Fraud (clauses (a) through (f) collectively, the “Seller Reserved Claims”). The Buyer Releasees shall be third party beneficiaries of this Article 6. (b) The Buyer and the Company knowingly, willingly, irrevocably and expressly acknowledge and agree (on behalf of itself, each of its Affiliates (including the Company Group)), that, from and after the Closing and to the fullest extent permitted under any applicable Legal Requirements, any and all rights, claims, demands, proceedings, Actions, causes of action (including any statutory rights to contribution or indemnification), obligations, Contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, it or any of its Subsidiaries or any of their respective Affiliates now has, has ever had, or may hereafter have against the Seller or any of the Seller’s past, present and future direct or indirect equityholders (including Wynnchurch Capital, L.P. and the funds under its management), Representatives, and all of their respective successors and assigns (collectively, the “Seller Releasees”) with respect to matters arising or existing prior to the Closing and relating to the Company or its Subsidiaries, the Transactions or the subject matter or negotiation of this Agreement or any other document contemplated hereby (other than, and solely with respect to any of the covenants in this Agreement), whether or not arising under, or based upon, any theory whatsoever, under any Legal Requirement (including any right, whether arising at law or in equity, to seek indemnification, contribution, cost recovery, damages, or any other recourse of remedy), contract, tort or otherwise are hereby irrevocably waived, released and forever discharged. Notwithstanding anything to the contrary contained herein, nothing shall limit or restrict any claim based on (a) any rights of such Person under the Transaction Documents, or (b) Fraud ((a) and (b), collectively, the “Buyer Reserved Claims”). The Seller Releasees shall be third party beneficiaries of this Article 6. (c) Each Party acknowledges and agrees that the other Party and its Affiliates may not avoid the limitations on liability, recovery and recourse set forth in this Section 6.3 by (i) other than as expressly provided for herein, seeking damages for breach of contract, tort or pursuant to any other theory of liability, or (ii) asserting or threatening any claim against any Person that is not a Party hereto (or a successor to a Party hereto). In the event that any provision of this Section 6.3 is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Section 6.3 will remain in full force and effect. Any provision of this Section 6.3 held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. (d) If applicable, each Party and its Affiliates hereby expressly waive and release any rights and benefits which such Person has or may have under any Legal Requirement pertaining to all of the foregoing released claims and, other than with respect to the Buyer Reserved Claims and Seller Reserved Claims, expressly waives and releases any and all rights and benefits conferred upon such Person by the provisions of Section 1542 of the California Civil Code (or any similar Legal Requirement), which reads as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE

- 53 – 12813397 MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. ARTICLE 7. MISCELLANEOUS 7.1 Notices. Any notice, demand or communication to a Party hereunder shall be in writing and shall be deemed to have been duly given and received (a) if sent via certified mail, return receipt requested, three business days after being mailed, (b) if sent via a recognized overnight or next day delivery service, one business day after being given to such delivery service, (c) if sent via electronic mail or similar electronic transmission, as of the date sent (provided, that both such Party and such Party’s “with a copy” recipient are included in such transmission and provided further that such notice or communication is also sent by overnight courier no later than one (1) business day following such transmission), or (d) if delivered personally or by any other means, as of the date received, and in each case shall be addressed to such Party at its address set forth below (or such other address as it may from time to time designate in a notice given in accordance with this Section 7.1): (a) if to the Seller, to: c/o Wynnchurch Capital, L.P. 6250 N. River Road, Suite 10-100 Rosemont, IL 60018 Attention: Frank Hayes; Neel Mayenkar and Michael MacKay E-mail: fhayes@wynnchurch.com; nmayenkar@wynnchurch.com; mmackay@wynnchurch.com with a copy (which shall not constitute notice) to: Foley & Lardner LLP 500 Woodward Avenue, Suite 2700 Detroit, MI 48226 Attention: Omar Lucia and Gjina Lucaj E-mail: olucia@foley.com; glucaj@foley.com (b) if to the Buyer or the Company Group, to: Kadant Inc. One Technology Park Drive Westford, MA 01886 Attention: Stacy D. Krause, Senior Vice President, General Counsel and Secretary E-mail: stacy.krause@kadant.com

- 54 – 12813397 with a copy (which shall not constitute notice) to: Choate, Hall & Stewart LLP Two International Place Boston, Massachusetts 02110 Attention: John R. Pitfield E-mail: jpitfield@choate.com 7.2 No Waiver; Nonexclusive Remedies. No failure or delay of any Party in exercising any right, power or remedy hereunder or relating hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder or relating hereto preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The rights and remedies under this Agreement are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise. 7.3 Amendments and Waivers. The provisions of this Agreement shall not be modified, amended or waived at any time except by a writing signed by the Buyer and the Seller, and any such modification, amendment or waiver shall be binding on each of the Parties hereto. No waiver by any Party of any breach or violation of, default under or inaccuracy in any representation, warranty, or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach or violation of, default under, or inaccuracy in, any such representation, warranty, or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. 7.4 Choice of Law; Forum. This Agreement, and any dispute arising under or relating to this Agreement or the Transactions, shall in all respects, be governed by and construed in accordance with the internal substantive and procedural laws of the State of Delaware, without regard to any conflicts of laws principles. The Parties irrevocably and unconditionally (a) submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware (the “Courts”) for the purpose of any Action arising under or relating to this Agreement, (b) agree not to commence any Action arising under or relating to this Agreement except in the Courts or to enforce a judgment or order of a Court, and (c) waive, and agree not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Action, any claim that such party is not subject personally to the jurisdiction of the Courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter hereof may not be enforced in or by the Courts. Each of the Parties irrevocably and unconditionally consents to the service of process in the manner provided for notices in Section 7.1. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements. 7.5 WAIVER OF JURY TRIAL. EACH PARTY AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR OTHERWISE RELATES TO THIS AGREEMENT OR IN CONNECTION WITH IT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND EACH PARTY HEREBY IRREVOCABLY AND

- 55 – 12813397 UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. 7.6 Successors and Assigns. This Agreement, and all provisions hereof, shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and assigns, but the rights, interests and obligations hereunder of a Party hereunder may not be assigned without the prior written consent of the other Parties hereunder; provided that the Buyer and, subsequent to the Closing, each member of the Company Group may each assign its rights and obligations hereunder to any of its Affiliates or to any future owner of such Person or its assets or may collaterally assign its rights under this Agreement to any lender to the Buyer, a member of the Company Group or any of their respective Affiliates as security to such lender; provided further that the assigning Party shall remain responsible for any such obligations. 7.7 Entire Agreement. This Agreement, together with the other Transaction Documents and the exhibits, schedules and annexes attached hereto, embodies the entire agreement and understanding among the Parties and their respective Affiliates with respect to the subject matter hereof and the matters covered hereby and supersedes all prior discussions, understandings and agreements, or representations and warranties by or between the Parties, both written and oral, which may have related to the subject matter hereof in any way, including any letter of intent. 7.8 Preservation of Records. For a period of not less than three (3) years from and after the Closing (the “Preservation Period”), the Company and the Buyer shall use commercially reasonable efforts to preserve and keep the records held by them or their Affiliates (including the members of the Company Group) relating to the business of the Company Group for any period prior to the Closing and shall, upon reasonable advance request, make such records and personnel reasonably available to the Seller or its Affiliates during normal business hours, as may be reasonably required by any such Person. The Seller shall reimburse the Buyer for any reasonable out-of-pocket costs incurred by Buyer in connection with any such request. 7.9 Schedules and Exhibits. All schedules and exhibits to this Agreement (including the Disclosure Schedules) are an integral part of this Agreement and are incorporated herein by reference in this Agreement for all purposes of this Agreement. All Schedules delivered with this Agreement shall be arranged to correspond with the numbered and lettered Sections and Subsections contained in this Agreement, and the disclosures in such Disclosure Schedules shall be deemed to have been disclosed, on each other item or section of the Disclosure Schedule and deemed an exception to any other representation or warranty hereunder, as applicable, to the extent it is reasonably apparent on the face of such actual disclosure that such disclosed information is applicable to such other Disclosure Schedule or representation or warranty. The Seller or the Company may, at its option, include in the Disclosure Schedule matters or items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such matters or items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. No disclosure on the Disclosure Schedule relating to a possible breach or violation of any Contract, Legal Requirement or Action shall be construed as

- 56 – 12813397 an admission or indication that a breach or violation exists or has actually occurred. Any capitalized terms used in the Disclosure Schedule or any exhibit but not otherwise defined therein shall be defined as set forth in this Agreement. 7.10 Counterparts. This Agreement may be executed in two or more counterparts, and with counterpart signature pages, each of which shall be an original, but all of which together shall constitute one and the same Agreement, binding on all of the Parties hereto notwithstanding that all such Parties have not signed the same counterpart. Counterpart signature pages to this Agreement transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature. 7.11 Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses, except as otherwise expressly provided herein. In the event of any litigation in connection with this Agreement and following a final non-appealable judgment in connection therewith, the non- prevailing party or parties in such litigation shall reimburse the prevailing party or parties for all reasonable out-of-pocket expenses (including reasonable legal fees and other reasonable costs) incurred by the prevailing party or parties. 7.12 No Third Party Beneficiaries. Except as otherwise expressly set forth in this Agreement (including Section 5.8 with respect to the D&O Indemnitees; Section 6.3, with respect to each of the Seller Releasees and Buyer Releasees; Section 7.13, with respect to Foley; and Section 7.16, with respect to any Person not a party to this Agreement), nothing in this Agreement shall be construed as giving any third party any right, remedy or claim under or in respect of this Agreement or any provision hereof. 7.13 Conflicts, Privilege and Seller Communications. (a) The Buyer, on behalf of itself and its Affiliates (including, after the Closing, the Company Group) acknowledges and agrees that Foley & Lardner LLP (“Foley”) has acted as counsel for the Seller, the Company, and certain of their respective Affiliates in connection with this Agreement and the Transactions, in each case, including (i) any document contemplated hereby or thereby and (ii) the negotiations thereof (the “Acquisition Engagement”); and in connection with this Agreement and the Transactions, Foley has not acted as counsel for any other Person, including the Buyer. (b) Buyer waives and will not assert, and agrees to cause its Subsidiaries to waive and not to assert, with respect to Foley any conflict of interest arising out of or relating to the representation, after the Closing, of Seller, any of its Affiliates or any shareholder, officer, employee or director of Seller or any of its Affiliates (any such Person, a “Designated Person”) in any matter involving the Acquisition Engagement. Buyer will not assert, and agrees to cause its Subsidiaries not to assert, any attorney-client or other applicable legal privilege or protection with respect to any communication during the Acquisition Engagement between Foley, on the one hand, and any Designated Person, on the other hand regarding this Agreement, the other Transaction Documents or any other agreements or transactions contemplated hereby or thereby, it being the

- 57 – 12813397 intention of the parties hereto that all such rights to such attorney-client and other applicable legal privilege or protection and to control such attorney-client and other applicable legal privilege or protection shall be retained by Seller and that Seller, and not Buyer or its Affiliates, shall have the sole right to decide whether or not to waive any attorney-client or other applicable legal privilege or protection, provided that to the extent such waiver is sought in connection with an Action other than against Seller or its Affiliates, such consent shall not be unreasonably, withheld or conditioned. (c) Only the Seller, the Company and certain of their respective Affiliates shall be considered clients of Foley in the Acquisition Engagement. The Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) acknowledges and agrees that all confidential communications between the Seller, the Company, and their respective Affiliates, on the one hand, and Foley, on the other hand, in the course of the Acquisition Engagement or in any matter relating in any way to the Seller and its Affiliates, and any attendant attorney-client privilege, attorney work product protection, and expectation of client confidentiality applicable thereto (collectively, the “Privileges”), shall survive the Closing, remain in full force and effect, and be deemed to belong solely to the Seller, and not to the Company, and shall not pass to or be claimed, held, or used by the Buyer or, upon or after the Closing, the Company; provided, that notwithstanding anything to the contrary in this Agreement, or any of the agreements or documents to be executed by any of the Company in connection with the Transactions, the Privileges, and all information, data, documents or communications, in any format and by whomever possessed, covered by or subject to any of the Privileges (collectively, “Privileged Materials”) shall, from and after the Closing, automatically be assigned and exclusively belong to, and be controlled by, the Seller. As to all communication prior to the Closing among the Company, the Seller, and their Affiliates (including all communication with other advisors and Representatives) that relate in any way to this Agreement and the Transactions, such communications belong to the Seller and may be controlled by the Seller and shall not pass to the Buyer or the Company. Furthermore, if the Buyer discovers, it has in its possession or otherwise becomes aware of any Privileged Materials by virtue of Privileged Materials being present in the Company’s information systems or hard- copy files that, after the Closing, are controlled by the Company (and thereby indirectly controlled by the Buyer), then the Buyer shall, unless otherwise required or ordered by applicable Legal Requirement or court order, be precluded from using, and shall not use or permit to be used, whether by the Buyer or any Company party, any Privileged Materials against the Seller in connection with any claim that may arise out of or relate to this Agreement or any other agreement or document executed in connection with the Transactions. Without limiting the generality of the foregoing, upon and after the Closing, (i) to the extent that files of Foley in respect of the Acquisition Engagement constitute property of the Company, only the Seller and its Affiliates (for clarity, excluding the Company) shall hold such property rights and (ii) Foley shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Company or the Buyer by reason of any attorney-client relationship between Foley and the Company or otherwise. If and to the extent that, at any time subsequent to the Closing, the Buyer or any of its Affiliates (including after the Closing, the Company) shall have the right to assert or waive any attorney-client privilege with respect to any communication between the Company or its Affiliates and any Person representing them that occurred at any time prior to the Closing, the Buyer, on behalf of itself and its Affiliates (including after the Closing, the Company) shall be entitled to

- 58 – 12813397 waive such privilege only with the prior written consent of the Seller, such consent not to be unreasonably withheld, conditioned or delayed. 7.14 Publicity. No Party shall issue a press release or make any other public announcement, or provide any information to industry press, analysts or the like for purposes of publicity, concerning the Transactions without the prior written consent of the other Parties, which shall not be unreasonably withheld conditioned, or delayed, except in each case, to the extent required by applicable Legal Requirement or stock exchange rule, in which event such Party shall use its commercially reasonable efforts to allow the other Parties, as the case may be, reasonable time to comment on such press release or public announcement in advance of its issuance, or as otherwise consistent with previously approved or required statements. This Section 7.14 shall not restrict the Buyer, the Seller, their respective Affiliates or their respective members or partners, or the Affiliates of such members or partners that are investment or private equity firms, or Affiliates of investment or private equity firms, from disclosing the Closing of the Transactions and key financial information relating thereto (and relating to the Company Group) on a confidential basis to existing and prospective investors of, lenders to, or business partners of, such members or their Affiliates for reasonable business purposes. 7.15 Further Assurances. Each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably requested by any other Party to carry out the provisions hereof and to give effect to the Transactions, in each case at the expense of the requesting Party. 7.16 Non-Recourse. Following the Closing (i) subject to the last sentence of this Section 7.16, all claims or causes of action that may be based upon, arise out of or relate to this Agreement, the Transactions or the negotiation, execution or performance of this Agreement may be made only against the Persons that are expressly identified as Parties hereto (subject to the limitations contained herein) and (ii) except as expressly provided hereunder, no past, present or future director, officer, employee, incorporator, member, manager, partner, stockholder, Affiliate, agent, attorney or other Representative of any Party (including any Person negotiating or executing this Agreement and the Transactions on behalf of a Party and including any private equity fund manager) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action that may arise out of or relate to this Agreement, the Transactions, or any schedule, exhibit, or Disclosure Schedule hereto, or any ancillary agreement, certificate or other document entered into, made, delivered, or made available in connection herewith, or as a result of any of the Transactions, or the negotiation, execution or performance of this Agreement or any schedule, exhibit, or Disclosure Schedule hereto, or any ancillary agreement, certificate or other document entered into, made, delivered, or made available in connection herewith, or as a result of any of the Transactions, except in each case, to the extent agreed to in writing by such Party. Notwithstanding any provision of this Agreement or otherwise, nothing in this Section 7.16 shall (a) preclude any party to another Transaction Document, including the Restrictive Covenant Agreements, from making any claim thereunder against a party thereto, to the extent permitted therein or (b) limit claims made against the insurer pursuant to the R&W Policy. 7.17 Specific Performance.

- 59 – 12813397 (a) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. In addition to any and all other remedies that may be available hereunder in the event of any breach of this Agreement, the Parties shall be entitled to specific performance of the agreements and obligations of the Parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction, without bond or other security being required, this being in addition to any other remedy to which the Parties are entitled at law or in equity. (b) Each Party agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (i) another Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Each of the Parties hereby waives any requirement under applicable Legal Requirements to post a bond or other security as a prerequisite to obtaining equitable relief. 7.18 Construction of Agreement. (a) Business Days and Calculation of Days. Any reference to a “business day” shall mean any day except Saturday, Sunday, and nationally recognized holidays or any other day on which the principal chartered banks in New York City are closed for business. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next business day. (b) Dataroom. As used in this Agreement, when any information or document is referred to as “posted in the data room” or by any similar language, it is agreed and understood that irrespective of the manner, method or mode of initial delivery, no information and no document shall be considered to have been “delivered,” “provided” or “made available” unless such information or document was uploaded to the virtual data room created by the Company and was available to view, download and print by the Buyer or its Representatives no later than one (1) business days prior to the date hereof, unless otherwise agreed in writing by the Buyer referencing this Section 7.18(b). (c) No Strict Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other Transaction Documents, (i) this Agreement and such other Transaction Documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authoring any of the provisions of this Agreement or any other Transaction Documents, and (ii) the terms and provisions of the execution version of this Agreement will control and prior drafts of this Agreement and the documents referenced herein will not be considered or analyzed for any purpose (including in support of parol

- 60 – 12813397 evidence proffered by any Person in connection with this Agreement) and will be deemed not to provide any evidence as to the meaning of the provisions hereof or the intent of the Parties. (d) Headings. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof. (e) Currency. Unless otherwise specified herein, any references to “dollars”, “$” or other dollar amounts in this Agreement shall mean the lawful currency of the United States. (f) Pronouns. All words and personal pronouns shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. (g) Legal Requirements and Documents. Unless otherwise specified, (i) any references herein to any Legal Requirement shall be construed as a reference thereto as in effect as of the date hereof, and (ii) any reference to this Agreement or any other document is a reference to this Agreement or such document as amended, restated and supplemented from time to time and includes all schedules and exhibits thereto. (h) References to this Agreement. The words “hereof,” “herein,” “hereto,” “hereunder,” “hereby,” and other similar expressions refer to this Agreement as a whole and not to any particular section or portion of it. (i) Including. Where the word “including” or the word “includes” is used in this Agreement, it means “including (or includes) without limitation.” (j) Severability. Except for (a) the obligation to deliver the Purchased Securities to the Buyer as specified in Section 1.1 of this Agreement and (b) the Buyer’s obligation to pay the Closing Purchase Price pursuant to Section 1.6 of this Agreement, which obligations are dependent, this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. ARTICLE 8. DEFINITIONS The following terms, as used in this Agreement, have the meanings given to them where indicated below: Term Section or Place Where Defined Accounting Principles Section 1.4 Accounts Receivable Section 2.14 Accrued Income Taxes Section 1.4 Acquisition Engagement Section 7.13(a)

- 61 – 12813397 Term Section or Place Where Defined Action Section 1.4 Affiliate Section 1.4 Affiliated Persons Section 2.29 Affordable Care Act Section 2.24(i) Agreement Preamble Anti-Bribery Laws Section 2.20(b) Base Purchase Price Section 1.4 Balance Sheet Section 2.8(a) Balance Sheet Date Section 2.8(a) Benefit Plans Section 2.24(a) Business Section 2.1 business day Section 7.18(a) Buyer Preamble Buyer Releasees Section 6.3(a) Buyer Reserved Claims Section 6.3(b) Buyer Transaction Documents Section 4.2 CARES Act Section 1.4 Cash Section 1.4 CERCLA Section 1.4 Closing Section 1.2 Closing Cash Section 1.4 Closing Date Section 1.2 Closing Indebtedness Section 1.4 Closing Purchase Price Section 1.4 Closing Purchase Price Certificate Section 1.7(a) Closing Working Capital Section 1.4 Code Section 2.21(b) Company Preamble Company Group Section 1.4 Company Guarantees Section 2.8(d)(ii) Company Intellectual Property Section 2.13(a)(ii) Company Products Section 2.13(a)(iv) Comprehensively Sanctioned Country Section 1.4 Contest Section 5.4(a) Contract Section 1.4 control Section 1.4 Courts Section 7.4 COVID-19 Section 1.4 COVID-19 Aid Section 1.4 Designated Person Section 7.13(b) Disclosure Schedule Section 1.4 Disputed Item Section 1.7(b) Disputed Items Notice Section 1.7(b) DOL Section 2.24(b)

- 62 – 12813397 Term Section or Place Where Defined D&O Indemnified Person(s) Section 5.8(a) D&O Tail Policy Section 1.4 Effective Time Section 1.4 Environmental Law Section 1.4 Environmental Permits Section 1.4 ERISA Section 2.24(a) ERISA Affiliate Section 2.24(d) Escrow Agent Section 1.6(c) Escrow Agreement Section 1.6(c) Estimated Cash Section 1.5(b) Estimated Closing Indebtedness Section 1.5(b) Estimated Closing Working Capital Section 1.5(b) Estimated Purchase Price Section 1.4 Estimated Purchase Price Certificate Section 1.5(b) Estimated Transaction Expenses Section 1.5(b) Ex-Im Laws Section 1.4 Final Cash Section 1.4 Final Closing Indebtedness Section 1.4 Final Closing Working Capital Section 1.4 Final Transaction Expenses Section 1.4 Financial Statements Section 2.8(b) Foley Section 7.13(a) Foreign Competition Laws Section 1.4 Forward-Looking Data Section 4.9(a) Fraud Section 1.4 GAAP Section 1.4 Generative AI Tools Section 2.13(f) Government Official Section 1.4 Governmental Entity Section 1.4 handles Section 2.13(a)(i) Hazardous Substances Section 1.4 HSR Act Section 1.4 Income Tax Section 1.4 Income Tax Return Section 1.4 Indebtedness Section 1.4 Independent Accountant Section 1.7(c) Insurance Policies Section 2.28 Intellectual Property Section 2.13(a)(i) IP Licenses Section 2.13(c) IRS Section 1.4 IT Assets Section 2.27(a) Knowledge of the Company Section 1.4 Latest Balance Sheet Section 2.8(a) Latest Balance Sheet Date Section 2.8(a)

- 63 – 12813397 Term Section or Place Where Defined Leased Property Section 2.11(b) Legal Requirements Section 2.18 Liabilities Section 1.4 Liens Section 1.1 Loss Section 1.4 Material Adverse Effect Section 1.4 Material Contract(s) Section 2.10 Material Contract Amount Section 2.10(a) Material Customers Section 2.17(a) Material Vendors Section 2.17(a) Multiemployer Plan Section 2.24(d) Non-U.S. Benefit Plan Section 2.24(a) OFAC Section 1.4 Organizational Documents Section 1.4 Other Guarantees Section 2.8(d)(iii) Owned Property Section 2.11(a) .pdf Section 7.10 Party or Parties Preamble Permits Section 2.19 Permitted Liens Section 1.4 Person Section 1.4 Personal Information Section 2.27(b) PPP Section 1.4 Pre-Closing Taxable Period Section 1.4 Preservation Period Section 7.8 Privileges Section 7.13(c) Privileged Materials Section 7.13(c) Purchase Price Section 1.5(a) Purchase Price Adjustment Escrow Amount Section 1.4 Purchase Price Adjustment Escrow Fund Section 1.4 Purchased Securities Introduction R&W Insurer Section 1.4 R&W Policy Section 1.4 Real Estate Leases Section 2.11(b) Real Property Section 2.11(b) Registered Company Intellectual Property Section 2.13(a)(iii) Release Section 1.4 Remedies Exception Section 2.6 Representative Section 1.4 Required Consents Section 2.5 Restrictive Covenant Agreements Section 1.3(a)(xiv) Review Period Section 1.7(b) Sanctioned Country Section 1.4 Sanctioned Person Section 1.4

- 64 – 12813397 Term Section or Place Where Defined Sanctions Laws Section 1.4 Security Assessment Section 2.27(g) Seller Preamble Seller Releases Section 6.3(b) Seller Reserved Claims Section 6.3(a) Specified Tax Refunds Section 5.6 Straddle Period Section 1.4 Subsidiary Section 1.4 Tax or Taxes Section 2.21(a)(i) Tax Returns Section 2.21(a)(ii) Third Party Section 1.4 Trade Control Laws Section 2.20(a) Transaction Documents Section 2.4 Transaction Expenses Section 1.4 Transaction Tax Deductions Section 1.4 Transactions Introduction Transfer Taxes Section 5.5 Union Section 2.23(b) VEBA Section 2.24(a) Working Capital Target Section 1.4

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as a sealed instrument as of the date first above written. COMPANY: CLYDE INDUSTRIES HOLDINGS, INC. By: /s/ Brent Beachy Name: Brent Beachy Title: Chief Executive Officer SELLER: CLYDE INDUSTRIES HOLDINGS, L.P. By: CLYDE INDUSTRIES HOLDINGS GP, LLC, its general partner By: /s/ Frank G. Hayes Name: Frank G. Hayes Title: Manager By: /s/ Michael MacKay Name: Michael MacKay Title: Manager

BUYER: KADANT INC. By: /s/ Jeffrey L. Powell Name: Jeffrey L. Powell Title: President & CEO